PACIFIC STATE BANK
                               6 South El Dorado
                          Stockton, California 95202

                                                                 April 15, 2002

Dear Shareholder:

     The Annual Meeting of Shareholders of Pacific State Bank (the "Bank") will be held at the main office of the Bank, 6 South El Dorado, Stockton, California, at 4:30 p.m. on Thursday, May 9, 2002.

     The enclosed Proxy Statement/Prospectus explains the items of business scheduled for consideration by the shareholders. You are cordially invited to attend this year's Annual Meeting in person; however, a form of proxy and pre-addressed envelope are enclosed for your convenience in voting by proxy.

     At the Annual Meeting you will be asked to approve a Plan of Reorganization and Merger Agreement, dated as of March 12, 2002 (the "Reorganization Agreement"). This agreement was entered into by the Bank, Pacific State Bancorp, which is a newly-formed bank holding company ("Bancorp") and PSB Merger Corporation, which is a wholly-owned subsidiary of Bancorp (the "Subsidiary"). The Reorganization Agreement provides for a merger (the "Merger") of the Subsidiary and the Bank, pursuant to which the Bank will become the wholly-owned subsidiary of Bancorp. If the Reorganization Agreement and Merger are approved, your Bank stock will be converted into stock of Bancorp on a share-for-share basis. Your current stock certificates will represent shares in Bancorp, and it will not be necessary for you to exchange stock certificates, although you may do so if you wish. A detailed explanation of the Merger is contained in the accompanying Notice of Annual Meeting and Proxy Statement/ Prospectus.

     Management believes that the formation of a holding company will enhance the ability of the Bank to compete with major banks in our marketing area, many of which have been similarly reorganized, and will provide a broader range of business alternatives with respect to growth and access to additional capital. Your Board of Directors has determined that the Reorganization Agreement and the Merger are in the best interests of the Bank and its shareholders. YOUR BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE REORGANIZATION AGREEMENT AND MERGER AND RECOMMENDS THAT YOU VOTE FOR ADOPTION OF THE REORGANIZATION AGREEMENT AND MERGER AT THE ANNUAL MEETING.

     At the Annual Meeting, you will also be asked to elect directors of the Bank and to consider and act upon any other matters which may properly be brought before the Annual Meeting. We suggest you read carefully the accompanying Notice of Annual Meeting and Proxy Statement/Prospectus which describes these matters in detail.

     We urge you to complete and return your proxy, whether or not you plan to attend the Annual Meeting. This will ensure the voting of your shares if you are unable to attend. If you do attend the Annual Meeting, you may, if you choose, withdraw your proxy and vote in person.

     Your continuing interest in the business of the Bank is appreciated.

Sincerely yours,

/s/ Steven A. Rosso                     /s/ Harold Hand, M.D.

Steven A. Rosso                         Harold Hand, M.D.
President and Chief Executive Officer   Chairman of the Board

                              PACIFIC STATE BANK
                               6 South El Dorado
                          Stockton, California 95202

                 NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN TO SHAREHOLDERS that the 2002 Annual Meeting of Shareholders of Pacific State Bank (the "Bank") will be held Thursday, May 9, 2002, at the main office of the Bank, 6 South El Dorado, Stockton, California, at 4:30 p.m. for the following purposes:

     1. To elect ten (10) directors of the Bank for the ensuing year. See "PROPOSAL ONE: ELECTION OF DIRECTORS."

     2. To approve a Plan of Reorganization and Merger Agreement, dated as of March 12, 2002 (the "Reorganization Agreement"), entered into by the Bank, Pacific State Bancorp, a newly formed bank holding company ("Bancorp") and PSB Merger Corporation, a wholly-owned subsidiary of Bancorp (the "Subsidiary"), which provides for the merger (the "Merger") of the Subsidiary and the Bank, pursuant to which the Bank will become the wholly-owned subsidiary of Bancorp. See "PROPOSAL TWO:
          APPROVAL OF PLAN OF REORGANIZATION AND MERGER AGREEMENT."

          The directors of Bancorp are the same as the directors of the Bank. All of these directors of Bancorp have held office since shortly after its incorporation. They will hold office until the next Annual Meeting of shareholders of Bancorp or until their successors are duly elected and qualified. See "PACIFIC STATE BANCORP--Management of Bancorp."

     3. To transact any other business which may properly come before the Annual Meeting and any postponement or adjournment thereof.

     Section 16 of the By-Laws of the Bank provides for the nomination of Directors in the following manner:

     "Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the corporation not less than 21 days nor more than 60 days prior to any meeting of stockholders called for the election of directors; provided however, that if less than 21 days notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the corporation not later than the close of business on the tenth day following the day on which the notice of meeting was mailed; provided further, that if notice of such meeting is sent by third-class mail as permitted by Section 6 of these By-Laws, no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman's instructions, the inspectors of election can disregard all votes cast for each such nominee."

     Only those shareholders of record at the close of business on March 18, 2002, will be entitled to notice of and to vote at the Annual Meeting.

Dated: April 15, 2002                   By Order of the Board of Directors

                                        /s/ Steven J. Kikuchi

                                        Steven J. Kikuchi, Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE.

                                                         Mailed to shareholders
                                                     on or about April 15, 2002

                              PACIFIC STATE BANK
                                PROXY STATEMENT

                             PACIFIC STATE BANCORP
                                  PROSPECTUS
                              1889 W. March Lane
                          Stockton, California 95207
                           Telephone (209) 870-3200

                    INFORMATION CONCERNING THE SOLICITATION

     Pacific State Bank (the "Bank") is providing this Proxy Statement/Prospectus to solicit proxies for use at the 2002 Annual Meeting of Shareholders (the "Meeting") to be held on Thursday, May 9, 2002, at 4:30 p.m. at 6 South El Dorado, Stockton, California, and at any and all postponements or adjournments thereof. Only shareholders of record on March 18, 2002 (the "Record Date"), will be entitled to notice of and to vote at the meeting. At the close of business on that date, the Bank had outstanding and entitled to be voted 806,437 shares of its no par value Common Stock (the "Common Stock").

     The matters to be considered and voted upon at the Annual Meeting will be:

     1. Election of Directors. Election of ten (10) directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. See "PROPOSAL ONE: ELECTION OF DIRECTORS."

     2. Approval of Plan of Reorganization and Merger Agreement. A proposal to approve a Plan of Reorganization and Merger Agreement, dated as of March 12, 2002 (the "Reorganization Agreement"), entered into by the Bank, Pacific State Bancorp, a newly formed bank holding company ("Bancorp") and PSB Merger Corporation, a wholly-owned subsidiary of Bancorp (the "Subsidiary"), which provides for the merger (the "Merger") of the Subsidiary and the Bank, pursuant to which the Bank will become the wholly-owned subsidiary of Bancorp. See "PROPOSAL TWO:
          APPROVAL OF PLAN OF REORGANIZATION AND MERGER AGREEMENT."

               The directors of Bancorp are the same as the directors of the Bank. All of these directors of Bancorp have held office since shortly after its incorporation. They will hold office until the next Annual Meeting of shareholders of Bancorp or until their successors are duly elected and qualified. See "PACIFIC STATE BANCORP--Management of Bancorp."

     3. Other Matters. Such other matters as may properly come before the Annual Meeting and at any and all postponements or adjournments thereof.

     This Proxy Statement/Prospectus also constitutes a prospectus of Bancorp with respect to up to 893,012 shares of Common Stock of Bancorp which will be issued in connection with the Merger. This number includes 806,437 shares issuable to holders of the 806,437 shares of Bank Common Stock presently issued and outstanding and 86,575 shares issuable to the holders of outstanding options under the Bank's 1987 and 1997 Stock Option Plans. After the Merger, each outstanding share of Bank Common Stock (including shares acquired by the exercise of stock options prior to the Effective Date of the Merger) will be converted into one share of Bancorp Common Stock. See "THE MERGER."

     THE SHARES OF BANCORP COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL RESERVE BOARD OR BY ANY STATE REGULATOR OF SECURITIES, NOR HAS THE COMMISSION OR THE FEDERAL RESERVE BOARD OR ANY SUCH STATE REGULATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE PROXY STATEMENT/ PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE BANK, BANCORP OR THE SUBSIDIARY. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THE PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE BANK, BANCORP OR THE SUBSIDIARY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO SUCH DATE.

         The date of this Proxy Statement/Prospectus is April 15, 2002

                               TABLE OF CONTENTS

                                                                               Page
                                                                              -----
AVAILABLE INFORMATION .....................................................     1
SUMMARY ...................................................................     1
 The Parties ..............................................................     1
 Meeting Information ......................................................     1
 The Merger ...............................................................     2
SELECTED CONDENSED FINANCIAL DATA .........................................     3
MARKET INFORMATION CONCERNING THE BANK'S AND BANCORP'S
 COMMON STOCK .............................................................     4
GENERAL INFORMATION .......................................................     4
 Annual Report to Shareholders ............................................     4
 Revocability of Proxies ..................................................     5
 Solicitation of Proxies ..................................................     5
 Voting Securities ........................................................     5
PRINCIPAL SHAREHOLDERS ....................................................     6
PROPOSAL ONE: ELECTION OF DIRECTORS OF THE BANK ...........................     7
 Information Concerning Directors .........................................     7
 Stock Ownership of Management ............................................     8
 The Board of Directors and Committees ....................................     8
AUDIT COMMITTEE REPORT ....................................................     8
COMPENSATION AND CERTAIN TRANSACTIONS .....................................    10
 Summary Compensation Table ...............................................    10
 Stock Option Plan ........................................................    11
 Option Grants, Exercises and Year-End Values for 2001 ....................    11
 Retirement Plan ..........................................................    11
 Director Compensation ....................................................    11
 Transactions With Management .............................................    12
 Section 16a Beneficial Ownership Reporting Compliance ....................    12
PROPOSAL TWO: APPROVAL OF PLAN OF REORGANIZATION AND MERGER
 AGREEMENT ................................................................    12
THE MERGER ................................................................    12
 General ..................................................................    12
 Conversion of Options ....................................................    13
 Recommendation and Reasons ...............................................    13
 Conversion of Shares and Exchange of Certificates ........................    14
 Required Approvals .......................................................    14
 Conditions and Effective Date; Amendment; Termination ....................    14
 Federal Income Tax Consequences ..........................................    15
 No Dissenters' Rights ....................................................    16
 No Insider Interests in the Proposed Transaction .........................    16
 Restrictions on Sale of Bank and Bancorp Common Stock by Affiliates ......    16
DIVIDENDS .................................................................    17
 Bancorp ..................................................................    17
 The Bank .................................................................    17
CAPITALIZATION ............................................................    17
BOOK VALUE OF BANK'S COMMON STOCK .........................................    18
PACIFIC STATE BANK ........................................................    18
 General ..................................................................    18
 Recent Acquisition .......................................................    18

                                                                               Page
                                                                              -----
 Markets and Competition ..................................................    19
 Patents, Trademarks, Etc .................................................    20
 Research Activities ......................................................    20
 Employees ................................................................    20
 Properties ...............................................................    20
 Legal Proceedings ........................................................    21
 Management ...............................................................    21
PACIFIC STATE BANCORP .....................................................    21
 General ..................................................................    21
 Management of Bancorp ....................................................    21
SUPERVISION AND REGULATION ................................................    22
 General ..................................................................    22
 Capital Adequacy .........................................................    23
 Prompt Corrective Action .................................................    23
 Deposit Insurance Assessments ............................................    24
 Limitations on Dividends .................................................    24
 Impact of Monetary Policies ..............................................    24
 Recent Legislation and Other Changes .....................................    25
CAPITAL STOCK OF BANCORP AND THE BANK .....................................    26
INDEMNIFICATION ...........................................................    28
 California Legislation ...................................................    28
 Directors' and Officers' Liability Insurance .............................    29
 Commission Position on Indemnification ...................................    29
INDEPENDENT PUBLIC ACCOUNTANTS ............................................    29
SHAREHOLDERS' PROPOSALS ...................................................    30
OTHER MATTERS .............................................................    30
APPENDIX A: PLAN OF REORGANIZATION AND MERGER AGREEMENT


                             AVAILABLE INFORMATION

     Bancorp has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form S-4EF under the Securities Act of 1933, as amended, with respect to the securities being offered. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information, please see the Registration Statement and the exhibits filed with it. The Registration Statement may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of the Registration Statement may be viewed and obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 upon payment of fees at prescribed rates. Copies also may be viewed and downloaded from the Internet at the Commission's web site maintained at http://www.sec.gov/edgar/searchedgar/webusers.htm.

     The Bank is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and files reports and other information with the Federal Reserve Board ("FRB"), 20th Street and Constitution Avenue, N.W., Washington, D.C. 20551, including proxy statements, annual reports and quarterly reports. The Bank has designated its Annual Report to Shareholders as its Annual Disclosure Statement. Copies are available upon request. Copies of reports and information filed by the Bank with the FRB may be obtained from the FRB by written request addressed as above.

                                    SUMMARY

     The following Summary is not complete and is qualified by the full text of this Proxy Statement/Prospectus. This Proxy Statement/Prospectus includes forward-looking statements within the meaning of the Exchange Act. These statements are based on management's beliefs and assumptions and information currently available. Forward-looking statements include principally the information concerning the anticipated effect of the Reorganization Agreement on the Bank and its Shareholders. Forward-looking statements also include statements in which words such as "expect," "anticipate," "intend," "plan," "believe," "estimate," "consider" or similar expressions are used. The Bank's actual future results and shareholder values may differ materially from those anticipated and expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the Bank's ability to control or predict. Shareholders are cautioned not to put undue reliance on any forward-looking statements.

The Parties

     Pacific State Bank (the "Bank") is a California state-chartered bank which since 1987 has engaged in a general commercial banking business in Stockton, California, and surrounding areas, primarily San Joaquin county. See "PACIFIC STATE BANK--General."

     Pacific State Bancorp ("Bancorp") was recently incorporated for the principal purpose of engaging in activities permitted for a bank holding company. Bancorp has not yet commenced active operations. After the Merger, Bancorp will act as a holding company for the Bank and will be a legal entity separate and distinct from the Bank. See "PACIFIC STATE BANCORP."

     PSB Merger Corporation (the "Subsidiary") was recently incorporated for the purpose of facilitating the reorganization of the Bank as a Subsidiary of Bancorp. The Subsidiary will merge with and into the Bank, at which time it will cease to exist as a separate entity.

Meeting Information

     Date, Time and Place. May 9, 2002, at 4:30 p.m. at the Bank's main office located at 6 S. El Dorado, Stockton, California.

     Purposes. The matters to be considered and voted upon at the Annual Meeting will be:

     1. Election of Directors. Election of ten directors to serve until the next Annual Meeting of Shareholders of the Bank and until their successors are elected and qualified.

     2. Approval of Plan of Reorganization and Merger Agreement. A proposal to approve the Plan of Reorganization and Merger Agreement, dated March 12, 2002, entered into by the Bank, Bancorp and the Subsidiary, which provides for the merger (the "Merger") of the Subsidiary and the Bank, pursuant to which the Bank will become the wholly-owned subsidiary of Bancorp.

     3. Other Matters. Such other matters as may properly come before the Annual Meeting and at any and all postponements or adjournments thereof.

     Record Date. Only shareholders of record at the close of business on March 18, 2002, will be entitled to vote at the Annual Meeting.

     Vote Required/Security Ownership. The affirmative vote at the Annual Meeting of the holders of at least a majority of the total outstanding shares of Bank Common Stock is required to approve the Merger. In connection with the election of directors of the Bank, shareholders are entitled to cumulate their votes. See "PROPOSAL ONE: ELECTION OF DIRECTORS--Cumulative Voting."

The Merger

     The Merger. The Reorganization Agreement provides that the Subsidiary will merge with and into the Bank, so that the Bank will become a wholly-owned subsidiary of Bancorp. At the effective date (the "Effective Date") of the Merger, each outstanding share of Bank Common Stock will be converted into, and may be exchanged for, one share of Bancorp Common Stock. The currently outstanding options to purchase up to an aggregate of 86,575 shares of the Bank's Common Stock will be converted into Bancorp options to purchase the same number of shares of Bancorp Common Stock on the same terms and conditions as currently are in effect. See "THE MERGER--Conversion of Options." The Merger is planned to occur as soon as possible after all necessary conditions, including shareholder and regulatory approvals, have been obtained.

     A copy of the Reorganization Agreement is attached as Appendix A to this Proxy Statement/Prospectus and is incorporated by this reference. No change in the management of the Bank will result from the Merger, and the directors and executive officers of the Bank also will serve as the directors and executive officers of Bancorp. See "THE MERGER--Description of Merger."

     Recommendations and Reasons. The Bank's Board of Directors has unanimously approved the Reorganization Agreement and recommends its approval by the shareholders of the Bank. The Board believes that a bank holding company structure offers certain advantages in comparison to the Bank's present corporate structure. These advantages include additional flexibility in expansion of the Bank's business through the acquisition of other financial institutions, in the raising of additional capital through borrowing (if needed), in the ability to repurchase its securities (subject to applicable regulatory requirements), and flexibility in acquiring or establishing other businesses related to banking. The Board of Directors does not believe that there are any significant disadvantages to implementing a holding company structure for the Bank, and believes that the incremental additional costs, if any, of operating under such a structure will not be material. See "THE MERGER --Recommendations and Reasons."

     Required Regulatory Approvals. The Merger must be approved by the California Commissioner of Financial Institutions (the "Commissioner"), the Federal Deposit Insurance Corporation (the "FDIC") and the Board of Governors of the Federal Reserve System (the "FRB"). Applications for these approvals either have been filed and are pending or will soon be filed. Bancorp and the Bank believe that all such approvals will be obtained. See "THE MERGER--Required Approvals."

     Conditions and Effective Date. In addition to required regulatory approvals and approval by the Bank's shareholders, the Merger is also subject to other conditions set forth in the Reorganization Agreement. See "THE MERGER-- Conditions and Effective Date; Amendment; Termination" and Appendix A.

     Expenses. The expenses of the Merger are estimated to be approximately $75,000. These expenses will be apportioned between Bancorp and the Bank in accordance with applicable laws, regulations and principles of accounting. See "THE MERGER--Conditions and Effective Date; Amendment; Termination."

     Federal Income Tax Consequences. It is intended that the Merger and the conversion of the outstanding shares of Bank Common Stock into shares of Bancorp Common Stock qualify as a tax-free reorganization for federal income tax purposes, with no gain or loss being recognized by the Bank's shareholders whose shares of Bank Common Stock are converted into and exchanged for shares of Bancorp Common Stock. The Bank has received an opinion from its independent public accountants substantially to that effect. See "THE MERGER-- Federal Income Tax Consequences."

     No Dissenters' Rights. Shareholders of the Bank will not have any dissenters' rights in connection with the Merger. See "THE MERGER--No Dissenters' Rights."

     Regulation and Supervision. After the Merger, Bancorp will be regulated as a bank holding company by the FRB and will be subject to its rules and regulations. See "SUPERVISION AND REGULATION." The Bank will continue to exist as a California banking corporation subject to regulation by the Commissioner and the FRB; the Bank's deposits will continue to be insured by the FDIC to the maximum amount permitted by law; and the Bank will continue to engage in substantially the same business and activities in which it is presently engaged. See "PACIFIC STATE BANK--General."

     Certain Changes in Shareholders' Rights. Shareholders of the Bank will become shareholders of Bancorp. There are certain differences under California law between the rights of shareholders of Bancorp as opposed to the Bank. See "CAPITAL STOCK OF BANCORP AND THE BANK."

                       SELECTED CONDENSED FINANCIAL DATA

     The Selected Condensed Financial Data set forth below for the five years ended December 31, 2001, have been derived from the Bank's audited financial statements. The Selected Condensed Financial Data set forth below as of December 31, 1999, 1998, and for 1997, have been derived from the Bank's historical financial statements. The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Bank's audited financial statements and notes thereto, included in the Annual Report to Shareholders provided with this Proxy Statement/Prospectus.

                                                     Year Ended December 31,
                              ----------------------------------------------------------------------
                                  2001           2000           1999           1998          1997
                              ------------   ------------   ------------   -----------   -----------
                                            (Dollars in thousands, except share data)
Statements of Income:
Total Interest Income          $   9,195      $   9,720      $   7,586      $  6,428      $  5,962
Net Interest Income                5,614          5,735          4,693         4,127         3,437
Provision for Loan Losses            383            300            330           228           225
Total Other Income                 1,259            748          1,180           762           648
Net Income                         1,036          1,009            743           476           276

Balance Sheets:
Total Assets                     121,247        113,809        104,264        81,557        77,612
Total Loans                       98,280         83,644         71,853        50,915        45,265
Allowance for Loan Losses
(ALLL)                             1,172          1,001            796           568           391
Total Deposits                   111,104        104,747         96,586        75,184        71,852
Shareholders' Equity           $   9,378      $   8,047      $   6,165      $  5,783      $  5,180

Performance Ratios:
Return on Average Assets             .87%           .92%           .80%          .64%          .40%
Return on Average Equity           12.04%         13.93%         12.02%         8.88%         5.53%
Average Equity to Average
Assets                              7.24%          6.57%          6.64%         7.16%         7.14%
Tier 1 Risk-Based Capital           9.15%          9.06%          8.40%         9.10%         8.60%

                                                        Year Ended December 31,
                                   -----------------------------------------------------------------
                                       2001          2000         1999          1998         1997
                                   -----------   -----------   ----------   -----------   ----------
                                               (Dollars in thousands, except share data)
Total Risk-Based Capital               10.29%        10.20%         9.40%       10.00%         9.30%
Net Interest Margin                     5.15%         5.66%         5.57%        6.23%         5.57%
Earning Assets to Total Assets         91.74%        90.80%        90.70%       86.10%        90.00%
Nonperforming Assets to
Total Assets                             .63%          .79%          .34%        1.25%          .50%
ALLL to Total Loans                     1.19%         1.20%         1.10%        1.10%          .83%
Nonperforming Loans to ALLL            65.41%        74.33%         7.91%       15.85%        98.97%

Share Data (Common Shares
 Outstanding)                        759,694       731,299       656,523      643,242       619,540
Book Value Per Share                 $ 12.34       $ 11.00       $  9.39      $  8.99       $  8.36
Basic Earnings Per Share             $  1.40       $  1.41       $  1.14      $  0.76       $  0.45
Diluted Earnings Per Share           $  1.32       $  1.35       $  1.08      $  0.69       $  0.41

                         MARKET INFORMATION CONCERNING
                     THE BANK'S AND BANCORP'S COMMON STOCK

     There is only a limited trading market for the Bank's Common stock, which is not listed on any exchange. Hoefer & Arnett (San Francisco) is the Bank's primary market maker. Trading information is available via the World Wide Web NASDAQ OTC Electronic Bulletin Board, under the symbol PSSF.

     The following table, which summarizes trading activity during the Bank's last two fiscal years, is based on information provided by Yahoo.com Historical Quotes. The quotations reflect the price that would be received by the seller without retail mark-up, mark-down or commissions and may not have represented actual transactions.

                                 Sales Price
                         ---------------------------
Quarter Ended:               High            Low         Volume
----------------------   ------------   ------------   ---------
  March 31, 2001           $ 10.750       $ 10.250       7,600
  June 30, 2001            $ 11.000       $ 10.440      60,300
  September 30, 2001       $ 15.650       $ 10.850      11,200
  December 31, 2001        $ 15.120       $ 13.050      28,200
  March 31, 2000           $ 10.000       $  8.625      19,100
  June 30, 2000            $ 10.500       $  9.750      54,300
  September 30, 2000       $ 10.625       $ 10.125      34,700
  December 31, 2000        $ 10.750       $ 10.250      14,200

     As of March 1, 2002, there were approximately 400 holders of record of the common stock of the Bank.

     Bancorp was formed by the Bank for the sole purpose of becoming the Bank's parent bank holding company. Consequently, there is no established market for Bancorp Common Stock that will be issued in connection with the Merger. It is expected that Bancorp Common Stock will be traded in the over-the-counter Bulletin Board as the Bank Common Stock is now traded. After the Merger, all shares of Bank Common Stock will be owned by Bancorp, and trading in the Bank's Common Stock will cease.

                              GENERAL INFORMATION

Annual Report to Shareholders

     The Bank's (1) audited balance sheets as of December 31, 2001 and 2000 and related audited statements of income, shareholders' equity and cash flows for each of the three years ended December 31, 2001, prepared in conformity with generally accepted accounting principles, (2) report of independent public accountants, (3) management's discussion and analysis of financial condition and results of operations, and (4) five-year selected financial data are set forth in the Bank's 2001 Annual Report to Shareholders. A copy of the 2001 Annual Report to Shareholders is being provided to shareholders along with this Proxy Statement/Prospectus.

     No historical financial information is available for Bancorp since it is a newly formed California corporation.

Revocability of Proxies

     Any person giving a proxy in the form accompanying this Proxy Statement/Prospectus has the power to revoke that proxy prior to its exercise. The proxy may be revoked prior to the Annual Meeting by delivering to the Secretary of the Bank either a written instrument revoking the proxy or a duly executed proxy bearing a later date. The proxy may also be revoked by the shareholder by attending and voting at the Annual Meeting. The proxy will be voted as directed by the shareholder giving the proxy and if no directions are given on the proxy, the proxy will be voted "FOR" the nominees of the Board of Directors as described in this Proxy Statement/Prospectus, "FOR" approval of the Plan of Reorganization and Merger, and, at the proxy holders' discretion, on such other matters, if any, which may come before the meeting (including any proposal to adjourn the Annual Meeting).

Solicitation of Proxies

     The Bank and Bancorp will bear the cost of preparing, assembling, printing and mailing this Proxy Statement/
Prospectus to shareholders. Copies will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and regular employees of the Bank may (without additional compensation) solicit proxies by telephone or personal interview, the costs of which will be borne by the Bank.

Voting Securities

     The Bank is authorized to issue 12,000,000 shares of Common Stock, no par value, of which 806,437 shares are issued and outstanding as of March 18, 2002 (the "Record Date"). All common shares are voting shares, but only those shareholders of record as of the Record Date will be entitled to notice of and to vote at the Annual Meeting and at any and all postponements or adjournments thereof. The presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting will constitute a quorum for the purpose of transacting business at the Annual Meeting.

     Each common share is entitled to one vote at the Annual Meeting, except with respect to the election of directors. In elections for directors, California law provides that a shareholder of a California corporation, or the shareholder's proxy, may cumulate votes. Cumulation of votes means that each shareholder has a number of votes equal to the number of shares owned by the shareholder, multiplied by the number of directors to be elected, and a shareholder may cumulate such votes for a single candidate or distribute such votes among as many candidates as the shareholder deems appropriate. However, a shareholder may cumulate votes only for a candidate or candidates whose names have been placed in nomination prior to the voting, and only if the shareholder has given notice at the Annual Meeting, prior to the voting, of the shareholder's intention to cumulate votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for the candidates in nomination. Prior to voting, an opportunity will be given for shareholders or their proxies at the Annual Meeting to announce their intention to cumulate their votes. The proxy holders are given discretionary authority to cumulate votes represented by shares for which they are named in the proxy.

     In an election of directors, California law provides that the nominees receiving the highest number of affirmative votes of the shares entitled to vote for them up to the number of directors to be elected by such shares are elected; votes against the director and votes withheld shall have no effect.

                            PRINCIPAL SHAREHOLDERS

     Management of the Bank knows of no person who owned, as of the Record Date, beneficially or of record, either individually or together with associates, five percent (5%) or more of the outstanding shares of the Common Stock of the Bank, except as set forth in the table below.

                                              Amount and Nature of              Percentage of
Name and Address                            Beneficial Ownership (1)              Ownership
----------------                            ------------------------              ---------
Maxwell M. Freeman
1818 Grand Canal Boulevard
Stockton, CA 95207                                    76,500 (0)                     9.49%

Hot Creek Capital, L.L.C.
144 Summit Ridge Way
Gardnerville, Nevada 89410-3178                       72,398                         8.98%

Harold Hand, M.D.
36 W. Yokuts, Suite 2
Stockton, CA 95207                                    65,932 (2,576)                 8.18%

Steven A. Rosso
1889 W. March Lane
Stockton, CA 95207                                    45,858 (20,910)                5.69%

------------
(1) The first number in this column indicates the total number of shares beneficially owned, including (as specified by the number in parenthesis) the numbers of shares which could be acquired by options exercisable within 60 days of the Record Date.

                                 PROPOSAL ONE:
                       ELECTION OF DIRECTORS OF THE BANK

     The Bylaws of the Bank provide that the number of directors of the Bank shall be fixed within the range of nine and seventeen. The exact number of directors is set at ten (10) until changed by resolution of the Board of Directors or Bylaw amendment duly adopted by the Bank's shareholders or the Board of Directors.

Information Concerning Directors

     The table below sets forth information concerning the persons nominated by the Board of Directors for election as directors of the Bank. The persons named, all of whom are currently members of the Board of Directors, will be nominated for election as directors at the Meeting to serve until the 2003 annual meeting of shareholders and until their successors are elected and have qualified. Unless otherwise directed, votes will be cast by the proxy holders in such a way to effect, if possible, the election of the ten nominees named herein. The ten nominees receiving the most votes will be elected directors. In the event that any nominee should be unable to serve as a director, it is intended that the proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees named below will be unable to serve if elected. Additional nominations for director may only be made by complying with the nomination procedures that are included in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement/Prospectus.

                                       Director
Name and Title                 Age      Since                     Principal Occupation
--------------                 ---      -----                     --------------------
Michael L. Dalton, C.P.A.     55         1987     Certified Public Accountant, Certified Financial
                                                  Planner and Registered Investment Adviser.

Maxwell M. Freeman            64         2000     Attorney--Freeman, D'Aiuto, Pierce & Gurev,
                                                  Stockton, California

Harold Hand, M.D.             64         1987     Physician practicing ophthalmology. Owner and
                                                  operator of the Stockton Eye Surgery Center. Staff
                                                  member of Dameron Hospital and St. Joseph's
                                                  Hospital of Stockton.

Patricia A. Hatton, M.D       52         1988     Physician practicing obstetrics and gynecology.

Steven J. Kikuchi             44         1987     Registered landscape architect, contractor and
                                                  certified nurseryman.

Yoshikazu Mataga              59         1987     Owner and operator of Tracy Pontiac-Cadillac and
                                                  GMC Truck and Stockton Cadillac-Oldsmobile and
                                                  GMC dealerships.

Steven A. Rosso               47         1990     President and Chief Executive Officer of the Bank.

Gary A. Stewart               52         1998     Executive Vice President and Chief Credit Officer
                                                  of the Bank

Kathleen M. Verner            59         1988     Co-owner and Vice President of Verner
                                                  Construction Company (residential and commercial
                                                  development firm).

Philip B. Wallace             84         1987     Chairman of Western Empire Management
                                                  Company.

Stock Ownership of Management

     The table below sets forth, as of the Record Date, the number and percentage of shares of Common Stock beneficially owned, directly or indirectly, by each of the Bank's directors and nominees and by the directors and principal officers of the Bank as a group. The table does not include 26,723 shares held beneficially by Bank officers as administrators of the Pacific State Bank Retirement Plus 3 401(k) Plan.

                                                                                           Percent of
Beneficial Owner                      Amount and Nature of Beneficial Ownership(1)           Class
----------------                      --------------------------------------------           -----
Michael L. Dalton                            23,911 (6,289)                480                 2.97%
Maxwell M. Freeman                           76,500                         --                 9.49%
Harold Hand, M.D.                            65,932 (2,756)              4,920                 8.18%
Patricia A. Hatton, M.D.                     33,380                      3,000                 4.14%
Steven J. Kikuchi                            19,847 (4,000)                 --                 2.46%
Yoshikazu Mataga                             24,317                     14,531                 3.02%
Steven A. Rosso                              45,858 (20,910)             1,295                 5.69%
Gary A. Stewart                              15,528 (9,200)                 --                 1.93%
Kathleen M. Verner                           34,510                         --                 4.28%
Philip B. Wallace                            36,368 (3,500)                 --                 4.51%
All directors, nominees and                  376,151 (48,655)            46.64%
principal officers as a group
(11 in all) (2)

------------
(1) The first number in the first subcolumn indicates the total number of shares beneficially owned, including (as specified by the number in the parenthesis) the number of shares that could be acquired pursuant to stock options exercisable within 60 days of the Record Date. Numbers in the second subcolumn indicate the number of shares (out of the total number of shares beneficially owned) as to which the person or group shares voting and/or investment power.
(2) Principal officers included are the President and Chief Executive Officer, Executive Vice President and Chief Credit Officer, and Executive Vice President, Chief Operating Officer and Chief Financial Officer.

The Board of Directors and Committees

     The Bank's Board of Directors held 13 meetings during 2001. In addition to meeting as a group to review the Bank's business, members of the board of directors served on certain standing committees. During 2001, no nominee for director of the Bank attended less than 75% of the aggregate of the number of meetings held by the board of directors and of all committee meetings on which he or she served.

     The Nominating Committee held one meeting during 2001. The Committee consists of the entire Board of Directors. The Nominating Committee is responsible for nominating persons to be directors of the Bank.

     The Personnel Committee held two meetings during 2001. Its members include Dr. Harold Hand, Michael L. Dalton, Steven Kikuchi, Steven A. Rosso and Kathleen M. Verner. The Personnel Committee is responsible for determining and/or recommending to the Board the compensation of officers of the Bank.

                            AUDIT COMMITTEE REPORT

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE BANK'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE THIS PROXY STATEMENT OR FUTURE FILINGS WITH THE

SECURITIES AND EXCHANGE COMMISSION OR THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM, IN WHOLE OR IN PART, THE FOLLOWING REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING.

     The Audit Committee held six meetings during 2001. The Audit Committee consists of the following members of the Bank's Board of Directors: Michael A. Dalton, Chairman, Dr. Harold Hand, Steven Kikuchi and Yoshikazu Mataga. Each of the members of the Committee is independent as defined under the National Association of Securities Dealers' listing standards, and each member of the committee is free of any relationship that, in the opinion of the Board of Directors, would interfere with his individual exercise of independent judgment. The Board has not adopted a written charter to govern the Committee's operations.

     The Committee's responsibilities include providing advice with respect to the Bank's financial matters and assisting the Board of Directors in discharging its responsibilities regarding corporate accounting. The Committee's primary responsibilities are to: (1) serve as an independent and objective party to monitor the Bank's financial reporting process and internal control system; (2) review and evaluate the audit efforts of the Bank's independent accountants and internal auditor; (3) evaluate the Bank's quarterly financial performance as well as its compliance with laws and regulations; (4) oversee management's establishment and enforcement of financial policies and business practices; and (5) facilitate communication among the independent accountants, financial and senior management, counsel, the internal auditor and the Board of Directors.

     The Committee has reviewed and discussed the audited financial statements of the Bank for the fiscal year ended December 31, 2001 with the Bank's management. The Committee has discussed with Perry-Smith LLP, the Bank's independent public accountants ("Perry-Smith"), the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee has also received the written disclosures and the letter from Perry-Smith LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Committee has discussed the independence of Perry-Smith with that firm.

     Based on the Committee's review and discussions noted above, the Committee recommended to the Board of Directors that the Bank's audited financial statements be included in the Bank's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Board of Governors.

     The aggregate fees billed by Perry-Smith for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $67,500.

     Perry-Smith did not render any professional services for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

     The aggregate fees billed by Perry-Smith for services rendered to the Company, other than the audit services described above, for the fiscal year ended December 31, 2001 were $12,700.

     The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

Submitted by:

Michael A. Dalton, Chairman
Dr. Harold Hand
Steven Kikuchi
Yoshikazu Mataga

                     COMPENSATION AND CERTAIN TRANSACTIONS

Summary Compensation Table

     The following table provides information concerning compensation of each executive officer who received, during any of the periods indicated, annual salary and bonus exceeding $100,000.

                    Annual Compensation
                    --------------------
                                                         Other Annual        All Other
                     Year       Salary        Bonus      Compensation     Compensation (2)
                    ------   -----------   ----------   --------------   -----------------
Steven A. Rosso      2001     $142,667      $16,000         (1)              $9,439
                     2000     $135,462      $ 8,000         (1)              $4,166
                     1999     $127,750          -0-         (1)              $3,720

                    Annual Compensation
                    --------------------
                                                         Other Annual        All Other
                     Year       Salary        Bonus      Compensation     Compensation (2)
                    ------   -----------   ----------   --------------   -----------------
Gary A. Stewart      2001     $106,527      $10,000         (1)              $7,333
                     2000     $ 96,895      $ 5,000         (1)              $5,917
                     1999     $ 85,429          -0-         (1)              $4,156

                           Annual Compensation
                           --------------------
                                                                Other Annual        All Other
                            Year       Salary        Bonus      Compensation     Compensation (2)
                           ------   -----------   ----------   --------------   -----------------
Carmela D. Johnson (3)      2001     $109,441      $10,000          (1)              $7,200
                            2000     $ 72,913      $   -0-          (1)              $3,300
                            1999          -0-          -0-          -0-              -0-

------------
(1) Includes calculated value of personal use of bank automobile and personal benefit derived from club memberships. The total dollar value of such benefits to Mr. Rosso did not exceed ten percent of the reported annual salary in any one year.
(2) Includes matching contributions to the Bank's Retirement Plan.
(3) Carmela Johnson joined Pacific State Bank on March 15, 2000

     Mr. Rosso currently serves under an employment agreement dated October 26, 1999, at an annual salary of $129,000 (plus a minimum of $5,000 which must be deferred), for a term extending through September 1, 2005. The agreement also provides for five weeks annual vacation (non-use of which may not be carried over), use of a Bank automobile, and payment by the Bank of various service and social club memberships. Mr. Rosso's employment may be terminated at will by the Bank, in which case he is entitled to severance pay equal to one year's annual salary, continuation of all health and welfare benefits for a period of one year following termination, and distribution of all deferred salary items within six months of termination. The agreement provides for payments in the event of disability and for the payment of incentive compensation as determined in the discretion of the Board of Directors. In the event of a change of control of the Bank in which the Bank is not the surviving corporation, and provided Mr. Rosso does not assume the post of president and chief executive office of the new or reorganized entity, the employment agreement terminates, Mr. Rosso's outstanding options to purchase shares of common stock of the Bank become fully exercisable, and Mr. Rosso is entitled to be paid one year's salary upon the closing of the sale or transfer of control of the Bank. The Merger will not constitute such a change of control of the Bank. Also in the event of a sale of control of the Bank, the Bank is required by the agreement to create a pool equal to five percent of the total sale price of the Bank in excess of book value and consisting of cash or stock of the acquiring entity, to be distributed among the Bank's senior management with not less than 60% of the pool to be distributed to Mr. Rosso. Disputes under the agreement are required to be arbitrated under the California Arbitration Act, with the cost of arbitration to be apportioned as the arbitrators shall decide.

Stock Option Plan

     As of the Record Date, options for a total of 86,575 shares (including director options for 23,617 shares and employee options for 62,958 shares) remain outstanding and exercisable by officers and directors of the Bank under the Bank's 1987 and 1997 Stock Option Plans (the "1987 Plan" and the "1997 Plan"). No grants of options under the 1987 Plan have been permitted, since adoption of the Bank's 1997 Plan. Currently the 1997 Plan permits the granting of options for a total number of 266,343 shares (including the options outstanding under the 1987 Plan and less options which have been exercised under either plan since the 1997 Plan became effective). Please see the table below for information concerning options held as of December 31, 2001, or exercised during 2001 by the executive officers named in the Summary Compensation Table above. One officer listed in the table, Carmela D. Johnson was granted an option for 2,500 shares in 2001; the option expires 2011 and is exercisable at $10.00 per share. The total present value of the option as of the date of grant, assuming that the market price of the underlying stock appreciates in value from the date of grant to the expiration of the option at an annualized rate of 5%, was $11,250.

Option Exercises and Year-End Values for 2001

     The following table sets forth, with respect to the executive officers named in the Summary Compensation Table above, the estimated value of options exercised during 2001 and the estimated 2001 year-end value of all unexercised in-the-money options held by each such executive officer.

                                                                     Number of                       Value of
                                                               Securities Underlying                Unexercised
                                                                    Unexercised                    In-the-Money
                           Shares                                 Options (FY-End)               Options (FY-End)
                        Acquired on          Value         -----------------------------   ----------------------------
Name                      Exercise          Realized        (Exercisable/Unexercisable)     (Exercisable/Unexercisable)
--------------------   -------------   -----------------   -----------------------------   ----------------------------
Steven A. Rosso            -0-         N/A                        20,910 / -0-                  $272,754
Gary A. Stewart           4,000        $34,7001(1)                9,200 / 6,300                 $93,215 / $51,360
Carmela D. Johnson         -0-         N/A                        2,000 / 8,000                 $17,200 / $55,350

------------
(1) Represents the difference between the market value and the exercise price of the shares acquired by exercise.

Retirement Plan

     The Pacific State Bank Retirement Plus 3 401(k) Plan (the "Retirement Plan") is a qualified plan under the Internal Revenue Code which provides profit-sharing benefits to eligible Bank employees at least 21 years of age with not less than one year of service with the Bank. Participating employees may elect to defer up to 15% of salary each pay period as a contribution to the Retirement Plan, and may make voluntary non-deductible contributions in amounts not to exceed 10% of the employee's aggregate compensation since the employee's date of entry into the Retirement Plan. Federal law limits the amounts which can be contributed annually by individual participants; the Bank is required by the Retirement Plan to make matching contributions equal to one-half of employee deferrals up to the first 6% of such deferrals, and in addition may declare year-end bonus and certain other discretionary contributions to all eligible participants. During 2001, the Bank's contributions to the Retirement Plan totaled approximately $32,266. Bank contributions pursuant to the Retirement Plan in 2001 for the benefit of the named individual executive officers of the Bank are included in the Summary Compensation Table above.

Director Compensation

     Members of the Board of Directors of the Bank accrued attendance fees of $500 per Board meeting and $200 per committee meeting attended during 2001. A total of $57,500 in directors' fees was paid during 2001. The Bank's current practice is to pay directors' fees during the quarter following the quarter for which they are accrued.

Transactions with Management

     Some of the directors and officers of the Bank and the companies with which those directors and officers are associated are customers of, and have had banking transactions with, the Bank in the ordinary course of the Bank's business, and the Bank expects to have banking transactions with such persons in the future. In the opinion of the Bank's management, all loans and commitments to lend in such transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectibility or present other unfavorable features.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Bank's directors, executive officers and ten percent or more shareholders of the Bank's equity securities, to file with the Board of Governors of the Federal Reserve System reports of ownership and reports of changes of ownership of the Bank's equity securities. Officers, directors and ten percent or more shareholders are required by regulation to furnish the Bank with copies of all
Section 16(a) forms they file. To the Bank's knowledge, based solely on review of the copies of such reports furnished to the Bank and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to the Bank's directors, executive officers, and beneficial owners of 10% or more of the Bank's equity securities appear to have been met.

               PROPOSAL TWO: APPROVAL OF PLAN OF REORGANIZATION
                             AND MERGER AGREEMENT

                                  THE MERGER

General

     Shareholders of the Bank are being asked to consider and vote upon a proposal to approve a Plan of Reorganization and Merger Agreement, dated as of March 12, 2002 (the "Reorganization Agreement"), pursuant to which the business of the Bank will be conducted as a wholly-owned subsidiary of Pacific State Bancorp ("Bancorp"). Bancorp is a California corporation formed by the Bank and at the direction of the Bank's Board of Directors for the specific purpose of becoming the bank holding company for the Bank. The Bank also formed PSB Merger Corporation (the "Subsidiary") as a California corporation. Bancorp owns all of the issued and outstanding shares of capital stock of the Subsidiary. Assuming all requisite approvals are obtained and certain other conditions are satisfied or waived, upon consummation of the Merger, the Subsidiary will be merged with and into the Bank, all outstanding shares of Bank Common Stock held by the Bank's shareholders will be converted into and exchanged for shares of Bancorp Common Stock on a share-for-share basis, the Bank's shareholders will become the shareholders of Bancorp, and Bancorp will become the sole shareholder and parent holding company of the Bank.

     Following the Merger: (i) the Bank will continue to exist as a California banking corporation and to be regulated by the Commissioner of Financial Institutions (the "Commissioner") and the Board of Governors of the Federal Reserve System (the "FRB"), (ii) the Bank's deposits will continue to be insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum amount permitted by law; (iii) the Bank will continue to be managed by its current Board of Directors and management; and (iv) the Bank will continue to engage in substantially the same business and activities in which it is presently engaged at all of its presently established branch offices. See "PACIFIC STATE BANK--General."

     The Board of Directors of the Bank has unanimously approved the proposed Merger and recommends that the shareholders vote "For" the proposal.

     The terms of the Merger are set forth in the Reorganization Agreement, a copy of which is attached as Appendix A.

Conversion of Options

     There currently are outstanding under the Bank's 1987 and 1997 Plans options to purchase an aggregate of 86,575 shares of the Bank's authorized but unissued Common Stock at prices ranging between $4.00 and $14.90 per share which expire between the years 2003 and 2012. In accordance with the terms of the Reorganization Agreement, upon consummation of the Merger, the 1987 and 1997 Plans will be administered in an appropriate manner to reflect the Merger and any outstanding options to purchase shares of Common Stock of the Bank will be converted into options to purchase the same numbers of shares of Bancorp Common Stock on the same terms and conditions as currently are in effect.

Recommendation and Reasons

     In the opinion of the Bank's Board of Directors, a bank holding company structure will provide the Bank with certain advantages in comparison to the Bank's present corporate structure. These advantages include additional flexibility in expansion of the Bank's business through the acquisition of other financial institutions, in the raising of additional capital through borrowing (if needed), subject to applicable regulatory requirements, the ability to repurchase its securities, and flexibility in acquiring or establishing other businesses related to banking.

     Recent legislation, economic conditions and actions by financial institution regulators have combined to result in a period of consolidation in the bank and thrift industry, and the Board of Directors believes the Bank may have opportunities to expand its business and geographic markets through the acquisition of other financial institutions or of branch offices of other institutions. A bank holding company form of organization will provide the Bank with the greatest amount of flexibility in responding quickly to expansion opportunities. For instance, the Bank is not permitted to own a separate bank or thrift institution. In a holding company structure, on the other hand, a financial institution could be acquired and operated as a separate entity if it was desirable to do so. While the Bank and Bancorp might in the future consider making acquisitions, neither the Bank nor Bancorp is presently conducting discussions with any potential candidate for acquisition.

     A bank holding company structure may provide more alternatives in the raising of funds required by the Bank, or other subsidiaries of the holding company, particularly under changing conditions in financial and monetary markets. Indeed, if a subsidiary of the holding company required additional capital, the holding company might raise that capital by relying on its own borrowing capacity reflecting all of its subsidiaries, thereby eliminating the need to sell additional equity capital. While there currently are no plans for Bancorp to borrow funds for the use of or to contribute to the capital of the Bank (nor is the Bank presently in need of additional capital funds to meet the capital adequacy requirements of federal and state regulatory authorities), management believes that the added borrowing flexibility provided by a holding company structure is desirable. There can be no assurance, however, as to the method or type of financing arrangements that will be available to Bancorp if the Reorganization Agreement is approved.

     The Bank may not repurchase shares of its own capital stock except after application and receipt of specific approval by the Commissioner and the FRB. Consequently, if situations arose where the Board of Directors considered a repurchase of shares to be in the Bank's best interests, the Bank's ability to respond would be subject to such conditions. Assuming that the Bank continues to be well-capitalized, however (see "SUPERVISION AND REGULATION--Capital Standards" below), Bancorp under current regulations of the FRB would probably qualify to repurchase its shares without FRB or other regulatory approval, provided that Bancorp's capital exceeds the standards for a "well-capitalized" bank both before and after any such repurchases, its FRB examination results in a rating of "1" or "2," and there are no unresolved supervisory issues with respect to Bancorp.

     A holding company structure also will provide flexibility in engaging in other activities which are closely related to banking through newly formed subsidiaries or through the acquisition of existing companies. Bancorp does not expect to engage in any activities other than the operation of the Bank in the reasonably foreseeable future. Under a holding company structure, however, Bancorp will be positioned to do so (subject to required regulatory approvals) in the event that, in the future, such a course of action would be considered to be in Bancorp's best interests. See "SUPERVISION AND REGULATION."

Conversion of Shares and Exchange of Certificates

     Upon consummation of the Merger, the shares of Common Stock of the respective corporate parties to the Reorganization Agreement shall be converted as follows:

          (i) Each share of Bank Common Stock held of record by the Bank's shareholders automatically will be converted into one share of Bancorp Common Stock (such Bancorp Common Stock having the equivalent number of votes per share as the shares of Bank Common Stock being surrendered). Thereafter, the Bank's shareholders will be entitled to receive, upon the surrender by them to Bancorp of all certificates representing shares of Bank Common Stock held by them on the Effective Date ("Old Certificates"), a certificate or certificates representing the number of shares of Bancorp Common Stock to which they are entitled; and, until so surrendered, each Old Certificate will be deemed for all corporate purposes to evidence the ownership of the same number of shares of Bancorp Common Stock. Shareholders whose Old Certificates have been lost or are missing may be required to make certain special arrangements in order to receive their certificates representing Bancorp Common Stock, including the furnishing to Bancorp or its stock transfer agent of certain affidavits and/or a bond or other form of indemnification.

          (ii) The Subsidiary will disappear, the shares of the Subsidiary's Common Stock outstanding immediately prior to the Effective Date of the Merger will be converted into shares of the Bank, and all the outstanding shares of Bank Common Stock will then be owned by Bancorp.

          (iii) The shares of Bancorp Common Stock outstanding immediately prior to the Effective Date of the Merger will be repurchased by Bancorp for the amount paid for such shares. Such shares upon repurchase will be canceled.

Required Approvals

     The affirmative vote at the Annual Meeting of the holders of at least a majority of the total outstanding shares of Bank Common Stock is required to approve the Merger. All proxies will be voted for the proposal to approve the Merger, unless a vote against the Merger or an abstention is noted. Abstentions will be counted for purposes of determining the number of shares entitled to vote on the proposal and will have the effect of a vote against the proposal. Broker non-votes (shares held by brokers or nominees which are present in person or represented by proxy at the meeting but as to which voting instructions have not been received from the beneficial owners or persons entitled to vote such shares and the broker or nominee does not have discretionary voting power under applicable New York Stock Exchange rules or other rules applicable to brokers) with respect to Proposal Two will be counted to determine the presence or absence of a quorum, and will also have the effect of a vote against the proposal.

     In addition, the Merger is subject to the approval of the Commissioner, the FDIC and the FRB. Applications for all such required regulatory approvals either have been filed and currently are pending or will soon be filed. Although no assurances are or can be given, Bancorp and the Bank have no reason to believe that such regulatory approvals will not be obtained.

     After final regulatory approvals are received, a waiting period of up to 30 days may be required prior to consummation of the Merger under applicable law and regulations.

Conditions and Effective Date; Amendment; Termination

     The Merger is subject to various conditions described in the Reorganization Agreement, including, without limitation: (i) approval of the Reorganization Agreement and the Merger by the shareholders of the Bank; (ii) receipt of required regulatory approvals; and (iii) receipt (unless waived by the Bank, Bancorp and the Subsidiary) of the favorable opinion of the Bank's independent certified public accountants or legal counsel with respect to Federal income tax consequences of the Merger. Subject to the fulfillment of all conditions described in the Reorganization Agreement, the Merger will become effective on the date on which the Reorganization Agreement is filed with the Secretary of State of the State of California.

     The Reorganization Agreement may be amended, modified or supplemented by the Bank and Bancorp at any time prior to consummation of the Merger, and whether before or after approval by the Bank's shareholders. Following approval of the Reorganization Agreement by the Bank's shareholders, however, no such amendment may change the ratio of conversion of Bank Common Stock into Bancorp Common Stock without shareholder approval of such change.

     The Reorganization Agreement may be terminated, whether before or after shareholder approval, upon the mutual consent of the Bank and Bancorp, or by either the Bank or Bancorp if, among other things: (i) any suit or proceeding is instituted or threatened in which it is sought to restrain or prohibit the Merger; (ii) the Merger is not approved by the Bank's shareholders at the Annual Meeting; or (iii) either party determines that consummation of the Merger is not in the best interests of the Bank or its shareholders.

     The expenses of the Merger are estimated to be approximately $75,000. Such expenses will be apportioned and adjusted between the Bank and Bancorp as required by applicable law, regulation or rules of accounting. Bancorp currently pays its expenses out of the proceeds of a loan made by a correspondent bank which is personally guaranteed by directors of the Bank. Some or all of the funds used by Bancorp to repay this loan will be paid from dividends received by Bancorp from the Bank in the future.

Federal Income Tax Consequences

     The following discussion summarizes certain of the federal income tax consequences of the Merger pursuant to the Internal Revenue Code ("Code"), as set forth in a tax opinion that Bancorp and the Bank have received from their independent public accountants, and is included for general information only.

     The following discussion assumes that shares of Bank Common Stock converted into shares of Bancorp Common Stock pursuant to the Merger will not be subject to any liability at the time they are so converted and that no liabilities of any shareholder of the Bank will be assumed by the Bank in connection with the Merger. The discussion does not cover the consequences of the Merger under state, local or other tax laws, or special tax consequences to particular shareholders having special situations. In addition, the Internal Revenue Service is not being asked to provide a Tax Ruling as to the federal income tax consequences of the Merger, and is not obligated to accept the position set forth herein in the event that the matter were placed at issue. Accordingly, shareholders are urged to consult with their own tax advisors regarding the effect of the Merger on them personally. Also, this discussion does not cover the tax consequences of the conversion of the outstanding options to purchase shares of Bank Common Stock into Bancorp options. Holders of the Bank's outstanding options should consult with their own tax advisors regarding the effect of the Merger and conversion.

     Subject to the foregoing assumptions, and based on certain representations made by the Bank and Bancorp, Bancorp and the Bank are advised that, for federal income tax purposes:

          (a) The Merger of the Subsidiary into the Bank and the issuance of Bancorp Common Stock in connection with the Merger will constitute a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code;

          (b) No gain or loss will be recognized by the holders of Bank Common Stock upon the conversion of such stock into shares of Bancorp Common Stock in connection with the Merger;

          (c) The tax basis of Bancorp Common Stock received by the shareholders of the Bank pursuant to the Merger will be the same as the tax basis of the shares of Bank Common Stock converted; and

          (d) The holding period of the shares of Bancorp Common Stock received by the shareholders of the Bank will include the holding period of the shares of Bank Common Stock converted into such Bancorp shares, provided that Bank Common Stock is held by the shareholder as a capital asset on the date of consummation of the Merger.

     Shareholders are advised to consult their own tax advisers in order to make a personal evaluation of the federal income tax consequences, and any state or local tax consequences, of the Merger.

No Dissenters' Rights

     Under the laws of California, no shareholder of the Bank will have any dissenter's rights in connection with the Merger. The dissenter's rights of shareholders of the Bank and Bancorp are identical under California law.

No Insider Interests in the Proposed Transaction

     No consideration, monetary or otherwise, has been given or offered to any shareholder, officer, or director, or any member of their immediate families, of the Bank, the Subsidiary or Bancorp in connection with the Merger. The directors and executive officers of the Bank are also the directors and executive officers of Bancorp.

Restrictions on Sale of Bank and Bancorp Common Stock

     The shares of Bancorp Common Stock proposed to be issued to the Bank's shareholders in the Merger have been registered under the Securities Act of 1933, as amended (the "1933 Act"). However, certain restrictions will apply to the resale of shares issued to certain persons. Under Federal securities laws, any person who is an "affiliate" of the Bank at the time the Merger is submitted to a vote of the Bank's shareholders may not resell or transfer shares of Bancorp Common Stock received by him or her during a period of three years following the date of consummation of the Merger unless: (i) such person's offer and sale of those shares has been registered under the 1933 Act;
(ii) such person's offer and resale is made in compliance with Rule 145 promulgated under the 1933 Act (which permits limited sales under certain circumstances); or (iii) another exemption from registration is available.

     Persons who are considered "affiliates" of Bancorp following the Merger also will be subject to certain restrictions on sales by them of any shares of Bancorp Common Stock. Any such sale by a Bancorp affiliate will require: (i) the registration under the 1933 Act of the shares to be sold; (ii) compliance with Rule 144 promulgated under the 1933 Act (which permits limited sales under certain circumstances); or (iii) the availability of another exemption from registration.

     An "affiliate" of the Bank or Bancorp, as defined by the rules promulgated pursuant to the 1933 Act, is a person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Bank or Bancorp. The above restrictions are expected to apply to the directors and executive officers of the Bank and Bancorp (and to any relative or spouse of any such person or any relative of any such spouse, any of whom live in the same home as such person, and any trusts, estates, corporations or other entities in which such persons have a 10% or greater beneficial or equity interest), and may apply to any current shareholder of the Bank (or, following the Merger, any shareholder of Bancorp) that owns an amount of stock sufficient to be considered to "control" the Bank or Bancorp or that otherwise is an "affiliate" of the Bank or Bancorp. Stock transfer instructions will be given by Bancorp to its stock transfer agent with respect to Bancorp Common Stock to be received by persons deemed by Bancorp to be subject to these restrictions, and the certificates for such stock may be appropriately legended. However, individual shareholders should consult with their own counsel regarding the application of the above restrictions to their Bancorp Common Stock.

     This Proxy Statement/Prospectus does not apply to any resales of Bancorp Common Stock received by any person in connection with the Merger, and no person is authorized to make use of this Proxy Statement/Prospectus in connection with any such resale. SHAREHOLDERS SHOULD CONSULT LOCAL SECURITIES PROFESSIONALS WITH REGARD TO THE RESALE OF SHARES OF BANCORP COMMON STOCK WHICH THEY RECEIVE IN THE MERGER AND ANY CONDITIONS OR PROCEDURES WHICH MAY APPLY.

                                   DIVIDENDS

Bancorp

     Holders of Bancorp Common Stock will be entitled to receive such dividends as may be declared by the Board of Directors of Bancorp out of funds legally available therefor. See "SUPERVISION AND REGULATION--Limitations on Dividends." While Bancorp will not be subject to certain restrictions on dividends and stock redemptions and repurchases applicable to the Bank, the ability of Bancorp to pay dividends to the holders of its stock will depend to a large extent upon the amount of dividends paid by the Bank to Bancorp. The ability of the Bank to pay dividends in the future will depend upon the earnings and financial condition of the Bank. As a newly organized corporation, Bancorp has no dividend policy.

The Bank

     Holders of Bank Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "SUPERVISION AND REGULATION--Limitations on Dividends." No cash or stock dividends have been paid by the Bank. Whether or not dividends will be paid in the future will be determined by the Board of Directors after consideration of various factors. The Bank's profitability and regulatory capital ratios in addition to other financial conditions will be key factors considered by the Board of Directors in making such determinations regarding the payment of dividends by the Bank. In any event, after the Merger, any dividends paid by the Bank will be paid to Bancorp.

                                CAPITALIZATION

     Set forth below is the capitalization of the Bank at December 31, 2001, the capitalization of Bancorp and the Subsidiary immediately prior to the Merger and the pro forma capitalization of Bancorp after giving effect to the Merger, assuming that no stock options are exercised prior to the Merger. The presentation of this information is unaudited.

                                                                                                  Pro Forma
                                                  Bank        Subsidiary (1)     Bancorp (2)     (Bancorp)(3)
                                             -------------   ----------------   -------------   -------------
Common Stock                                 $6,192,138         $     1,000     $    1,000      $6,193,138
Retained Earnings                            $3,241,458                 -0-            -0-      $3,241,458
Accumulated other comprehensive loss (4)     $  (55,707)                 --             --              --
Total                                        $9,377,939               1,000          1,000      $9,378,939
Common Stock:
 Authorized                                  12,000,000          12,000,000     12,000,000      12,000,000
 Outstanding                                    806,437                 100            100         806,437

------------
(1) Funds to capitalize the Subsidiary were obtained by issuing 100 shares of its Common Stock to Bancorp for a total of $1,000. At the Effective Date of the Merger, the shares of the Subsidiary will be converted into shares of the Bank.
(2) In order to organize Bancorp, 100 shares of its Common Stock were issued to Steven A. Rosso, President and Chief Executive Officer of the Bank, for a total of $1,000. On the Effective Date of the Merger, such shares will be repurchased and canceled by Bancorp at a cash price equal to that paid by Mr. Rosso.
(3) Estimated total expenses of the Merger, including legal and accounting fees, of $75,000 are not reflected in the table.
(4) Represents net unrealized losses on available-for-sale investment securities of $86,419, net of $30,712 in tax benefits.

                       BOOK VALUE OF BANK'S COMMON STOCK

     The table below shows the per share book value of the Bank's Common Stock on an undiluted basis as of December 31, 2000 and 2001.

     Book Value

        December 31, 2000                                               $10.03
        December 31, 2001                                               $12.34

                              PACIFIC STATE BANK

General

     The Bank is a California state-chartered bank which since 1987 has engaged in a general commercial banking business, primarily in Stockton and San Joaquin County, and offers commercial banking services to residents and employers of businesses in the Bank's service area, including professional firms and small to medium sized retail and wholesale businesses and manufacturers. The Bank as of January 28, 2002 had 56 employees, including 25 officers. The Bank does not engage in any non-bank lines of business. The business of the Bank is not to any significant degree seasonal in nature. The Bank has no operations outside California and has no material amount of loans or deposits concentrated among any one or few persons, groups or industries. However, about 61% of the Bank's loan portfolio is concentrated in real estate loans which are secured by commercial or residential real estate. The Bank is a member of the Federal Reserve System.

     The focus of the Bank's business plan is to attract "middle market" accounts, but not to the exclusion of any other business which the Bank can reasonably and profitably attract. In order to provide a level of service to attract such customers, the Bank has structured its specific services and charges on a basis which management believes to be profitable, taking into consideration other aspects of the account relationship. The Bank offers a range of banking services to its customers intended to attract the following specific types of accounts: relatively large consumer accounts; professional group and association accounts, including the accounts of groups or firms of physicians, dentists, attorneys, real estate developers and accountants; and accounts of small to medium-sized businesses engaged in retail, wholesale, light industrial and service activities.

     The Bank's main office is located at 6 S. El Dorado Street; additional branches are located elsewhere in Stockton and in the communities of Angels Camp, Arnold, Groveland, Modesto and Tracy, California. Executive offices are located at 1889 W. March Lane, adjacent to the Bank's second Stockton branch. Total deposits of $111.1 million as of December 31, 2001, were held by the Bank, $25.8 million (23.2%) in the Main Office, $32.0 million (28.8%) in the March Lane (Stockton) branch, $17.5 million (15.8%) in the Modesto branch, $10.7 million (9.6%) in the Angels Camp branch, $5.9 million (5.3%) in the Arnold branch, $7.8 million (7.0%) in the Groveland branch and $11.4 million (10.3%) in the Tracy branch.

Recent Acquisition

     On December 6, 2001 the Bank entered into agreement with California Bank & Trust, San Diego, ("CBT") to purchase assets and liabilities of CBT consisting chiefly of loans and deposits located at CBT's branch office (the "Branch") located at 4603 N. Pershing Avenue in Stockton (the "P&A Transaction"). The P&A Transaction closed on March 15, 2002, at which time CBT closed the Branch and all assets and liabilities acquired by the Bank were relocated to the Bank's March Lane office. Included in the transfer of assets and liabilities were approximately $8.1 million in loans, approximately $22.4 million in deposits, safe deposit boxes and the ATM located at the Branch, and all related CBT records. Under the agreement with CBT, the Bank agreed to offer probationary employment (for at least 90 days) to all employees of the Branch upon terms and conditions substantially identical to those in effect at CBT. In addition, CBT agreed that it would not, for a period of 18 months after the closing, seek to establish a new branch within the geographic area served by the Branch. CBT also agreed to limitations on its ability to solicit deposits, loans or other business from depositors or borrowers at the Branch as of the date the agreement was entered into.

     The purchase price of the assets acquired by the Bank in the P&A Transaction was approximately $9.2 million, including (1) a "premium" equal to 5% of the average daily balances of the assumed deposits for the 10 business days ending on the last business day prior to the closing date of the P&A Transaction, (2) the aggregate amount of cash on hand at the Branch as of the closing, and (3) the aggregate unpaid principal balance of the acquired loans, including accrued interest. The purchase price is subject to adjustment within 60 days in order to allow the parties time to verify their closing statements; during the same period, the Bank may put back to CBT any loan acquired, with an appropriate adjustment to the final purchase price.

     The closing of the P&A Transaction was subject to and received the approval of the Commissioner of Financial Institutions and of a majority of the outstanding shares of the Bank. At the closing of the P&A Transaction, CBT exercised its option, granted in the agreement with the Bank, to acquire 37,000 shares, or approximately 4.9% of the outstanding shares, of the Bank's Common Stock at the price of $13.00 per share, or a total of $451,000. This amount, plus the purchase price, was deducted from the amount of deposits acquired in the settlement between CBT and the Bank.

     The P&A Transaction had no federal income tax consequences for customers, depositors or shareholders of the Bank. With respect to the Bank, the acquisition will be treated as a purchase of assets for income tax purposes. A portion of the purchase price will be allocated to each asset purchased. The allocated purchase price will be the tax basis of the respective assets and will be capitalized, depreciated, amortized or expensed according to the nature of the asset. Personal property will be depreciated using the various asset lives and depreciation methods prescribed by the tax law. For tax purposes only, the deposit premium will be amortized over 15 years on a straight-line basis.

Markets and Competition

     The basic marketing strategy of the Bank is to retain the Bank's initial market share and to increase the Bank's penetration of the market over the long term via an East and West expansion plan in small to medium sized communities. The Bank attempts to accomplish this by providing a full range of personalized banking services to small and medium size businesses, professionals and individuals within Calaveras, San Joaquin, Stanislaus and Tuolumne Counties.

     The Bank's marketing plan aims to provide for strong continuity in banker-customer relationships, a high degree of convenience for customers, a prompt response in the handling of loan requests, and personal attention to problems of individual customers. The marketing plan also includes a commitment to lend the Bank's deposits back into the areas from which they are derived, thereby assisting in the building activity, population growth and other changes, which are occurring in the market area. By focusing the Bank's relationship toward its community the Bank attempts to establish strong continuity with its customers.

     The Directors of the Bank are active in business development through personal contacts and personal participation in local activities. The Directors of the Bank have a strong commitment to community banking. They believe in business development by actively participating in community events.

     Local advertising and publicity in local papers also are used to attract business and to acquaint potential customers with the Bank's services.

     The Bank's service area consists of Calaveras, San Joaquin, Stanislaus and Tuolumne Counties. The banking business in California generally, and specifically in the Bank's primary market area, is highly competitive with respect to both loans and deposits. The banking business is dominated by a relatively small number of major banks, which have many offices operating over wide geographic areas. Many of the major commercial banks offer certain services (such as international, trust and securities brokerage services), which are not offered directly by the Bank. By virtue of their greater total capitalization, such banks have substantially higher lending limits than the Bank and substantial advertising and promotional budgets.

     In the past, an independent bank's principal competitors for deposits and loans have been other banks (particularly major banks), savings and loan associations and credit unions. To a lesser extent, competition was also provided by thrift and loans, mortgage brokerage companies and insurance companies. Other institutions, such as brokerage houses, credit card companies, and even retail establishments have offered new investment vehicles, such as money-market funds, which also compete with banks. The direction of federal legislation in recent years seems to favor competition between different types of financial institutions and to foster new entrants into the financial services market, and it is anticipated that this trend will continue.

     To compete with major financial institutions in its service area, the Bank relies upon specialized services, responsive handling of customer needs, local promotional activity, and personal contacts by its officers, directors and staff, as opposed to large multi-branch banks, which compete primarily by rate and location of branches. For customers whose loan demands exceed the Bank's lending limits, the Bank seeks to arrange funding for such loans on a participation basis with its correspondent banks or other independent commercial banks.

Patents, Trademarks, Etc.

     The Bank holds no patents, registered trademarks, licenses (other than licenses required to be obtained from appropriate banking regulatory agencies), franchises or concessions.

Research Activities

     Officers and employees of the Bank have engaged continually in marketing activities, including the evaluation of development of new services, to enable the Bank to retain and improve its competitive position in its service area. The cost to the Bank for these marketing activities cannot be calculated with any degree of certainty, although it is not considered to be material to the Bank's operations.

Employees

     As of January 28, 2002, the Bank employed 56 persons, including 25 officers. None of the Bank's employees is presently represented by a union or covered under a collective bargaining agreement. Management of the Bank believes that its employee relations are excellent.

Properties

     The Bank owns its March Lane (Stockton), Modesto and Arnold branch facilities. The Bank purchased the March Lane office for $866,700 in 1992. The Bank's executive officers and support staff were relocated to the March Lane building in 1997. During 2001 the Bank purchased an adjacent building to the March Lane office, for $747,000, in order to expand its administrative functions. The executive offices, finance department, central operations and data processing will be moving into these offices. The Bank repossessed the Modesto building and converted it to a banking branch in 1996. The Modesto land was purchased in 1999 for $524,000. The Bank purchased the Arnold Branch for $600,000 as part of its 1997 expansion into branches acquired from Valliwide Bank. A portion of the building, located at 1013 Blagen Road, is leased to First American Title. The lease is expected to generate $9,000 in 2002. During 2000 the Bank purchased a lot in Groveland and purchased a lot in Angels Camp in order to build and relocate the current Branch offices. The new sites in both locations will offer the Bank better visibility and demonstrate commitment to the communities we serve. The Groveland property was purchased for $148,000, and the Angels Camp property for $200,000. Both offices should be completed by the third quarter 2002.

     All other Bank premises are leased. The Bank's total rentals for premises and equipment for fiscal year 2001 were approximately $267,000, and its minimum future commitments under lease payments as of December 31, 2001, totaled $1,723,000.

     The Bank is currently in the eleventh year of a sixteen-year gross level lease for its main office located at 6 South El Dorado Street in downtown Stockton. The lease cost is $0.70 per square foot per month over the life of the lease. The Bank's projected lease expense in 2002 will be approximately $169,000 per year.

     The Bank in 1997 entered into a 5-year lease for the 3,500 square foot building located at 358 N. Main Street, Angels Camp, California. The base annual rental for the Angels Camp branch is $31,500. The lease expires June 30, 2002.

     The Bank in 1997 assumed an existing lease for the Groveland branch, located at 18687 Main Street, Suite B, Groveland, California. The annual rent on the 1,392 square foot building is $17,016. The lease expired January 31, 2000 and is currently on a month-to-month basis.

     In 1999, the Bank entered into a 10-year lease with two options to extend for an additional 5 years each for the 3,861 square foot building in Tracy. The Tracy office is located at 2850 Tracy Boulevard. The annual rent on the Tracy office is $69,498 for the first five years at which time it will increase annually at a rate of 3% per year.

Legal Proceedings

     At times, the Bank is a defendant in legal proceedings in the ordinary course of its business. It is the opinion of management of the Bank that the resolution of any such proceedings pending will not have a material adverse effect on the financial condition or results of operations of the Bank.

Management

     For information regarding the Bank's management, including share ownership of management and executive compensation, see "PROPOSAL ONE: ELECTION OF DIRECTORS."

                             PACIFIC STATE BANCORP

General

     Bancorp was recently incorporated for the purpose of engaging in activities permitted for a bank holding company. Bancorp has not yet commenced active operations. After consummation of the Merger, Bancorp will act as a holding company for the Bank and will be a legal entity separate and distinct from the Bank. The operations of Bancorp will be conducted at the same location and in the same facilities as the operations of the Bank. Bancorp does not expect to engage in activities other than the operation of the Bank in the reasonably foreseeable future. At the present time, it is not intended that, for the reasonably foreseeable future, the Bank will be compensated by Bancorp for the use of its facilities or that employees, officers or directors of Bancorp will be separately compensated by Bancorp for their services except with respect to the issuance of Bancorp stock options in replacement of outstanding Bank stock options. Bancorp expects to receive all of its income initially from dividends paid to it by the Bank, and may also receive management fees if it provides management services to the Bank.

     After the Merger, the activities of Bancorp will be subject to the supervision of the FRB. Bancorp may engage, directly or through subsidiary corporations, in those activities closely related to banking which are specifically permitted by law. See "SUPERVISION AND REGULATION."

Management of Bancorp

     The directors of Bancorp are the same as the directors of the Bank, namely: Michael L. Dalton, Maxwell M. Freeman, Harold Hand, M.D., Patricia A. Hatton, M.D., Steven J. Kikuchi, Yoshikazu Mataga, Steven A. Rosso, Gary A. Stewart, Kathleen M. Verner, and Philip B. Wallace.

     The executive officers of Bancorp are also the same as the executive officers of the Bank, namely: Steven A. Rosso, President and Chief Executive Officer; Carmela D. Johnson, Executive Vice President, Chief Operating Officer and Chief Financial Officer; and Gary Stewart, Executive Vice President and Chief Credit Officer.

     All of the above-named directors and executive officers have held their respective offices since shortly after the incorporation of Bancorp. They will hold office until the next annual meeting of shareholders of Bancorp or until their successors are duly elected and qualified. No arrangements or understandings exist between any of the directors or any other persons pursuant to which any of the above persons have been selected as directors.

                          SUPERVISION AND REGULATION

General

     Bancorp. Upon completion of the reorganization, Bancorp will become a bank holding company within the meaning of the Bank Holding Company Act, and will become subject to the supervision and regulation of the FRB. A notice application for prior approval to become a bank holding company will be filed by Bancorp with the FRB.

     As a bank holding company, Bancorp will be required to register with the FRB within 180 days after the reorganization is completed, and, thereafter, to file annual reports and other information concerning its business operations and those of its subsidiaries as the FRB may require. The FRB also has the authority to examine Bancorp and each of its respective subsidiaries, as well as any arrangements between Bancorp and any of its respective subsidiaries, with the cost of any such examination to be borne by Bancorp.

     In the future, Bancorp will be required to obtain the prior approval of the FRB before it may acquire all or substantially all of the assets of any bank, or ownership or control of voting securities of any bank if, after giving effect to such acquisition, Bancorp would own or control more than 5 percent of the voting shares of such bank.

     A bank holding company and its subsidiaries are also prohibited from engaging in certain tie-in arrangements in connection with extensions of credit, leases, sales, or the furnishing of services. For example, the Bank will generally be prohibited from extending credit to a customer on the condition that the customer also obtain other services furnished by Bancorp, or any of its subsidiaries, or on the condition that the customer promise not to obtain financial services from a competitor.

     Bancorp and any subsidiaries which it may acquire or organize after the reorganization will be deemed affiliates of Bancorp within the meaning of the Federal Reserve Act. Loans by the Bank to affiliates, investments by Bancorp in affiliates' stock, and taking affiliates' stock by the Bank as collateral for loans to any borrower will be limited to 10 percent of the Bank's capital, in the case of each affiliate, and 20 percent of the Bank's capital, in the case of all affiliates. In addition, these transactions must be on terms and conditions that are consistent with safe and sound banking practices and, in particular, a bank and its subsidiaries generally may not purchase from an affiliate a low-quality asset, as that term is defined in the Federal Reserve Act. Such restrictions also prevent a bank holding company and its other affiliates from borrowing from a banking subsidiary of the bank holding company unless the loans are secured by marketable collateral of designated amounts.

     A bank holding company is also prohibited from itself engaging in or acquiring direct or indirect ownership or control of more than 5 percent of the voting shares of any company engaged in nonbanking activities. One of the principal exceptions to this prohibition is for activities found by the FRB by order or regulation to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In making these determinations, the FRB considers whether the performance of such activities by a bank holding company or a bank holding company subsidiary would offer advantages to the public which outweigh possible adverse effects.

     FRB Regulation Y sets out those activities which are regarded as closely related to banking or managing or controlling banks, and thus, are permissible activities that may be engaged in by bank holding companies subject to approval in certain cases by the FRB. The Gramm-Leach-Bliley Act allows for a new type of bank holding company under the Bank Holding Company Act. The new bank holding company is allowed to engage in insurance and securities underwriting, merchant banking and insurance company portfolio investment activities. GLBA also allows bank holding companies to engage in any activity considered "financial" in nature or incidental to such financial activities. Bancorp has no present intention to file notice to become a financial holding company.

     Although Bancorp has no present plans, agreements or arrangements to engage in any nonbanking activities currently permitted to bank holding companies, Bancorp may consider in the future engaging in one or more of the above activities, subject to the approval of the FRB.

     The Bank. The Bank, as a California state-chartered member bank, is subject to the supervision and regulation of the Commissioner of Financial Institutions and the FRB. The Bank's deposits are insured up to the maximum legal limits by the FDIC. Various requirements and restrictions of these agencies affect the operations of the Bank. Federal regulations include requirements to maintain reserves against deposits and limitations on the nature and amount of loans which may be made and borrowings.

     Under federal law, no person, acting directly or indirectly or through or in concert with one or more persons, may acquire control of any insured depository institution such as the Bank, unless the FRB has been given 60 days' prior written notice of the proposed acquisition and within that time period the FRB has not issued a notice disapproving the proposed acquisition, or extended the period of time during which a disapproval may be issued. See "THE MERGER-- Required Approvals." For purposes of these provisions, "control" is defined as the power, directly or indirectly, to direct the management or policies of an insured depository institution or to vote 25% or more of any class of voting securities of an insured depository institution. The purchase, assignment, transfer, pledge or other disposition of voting stock through which any person will acquire ownership, control or the power to vote 10% or more of a class of voting securities of the Bank would be presumed to be an acquisition of control. An acquiring person may request an opportunity to contest any such presumption of control. California law has a similar provision requiring the approval of the Commissioner to the acquisition of control of a state-chartered bank, such as the Bank.

Capital Adequacy

     Capital adequacy is a measure of the amount of capital needed to sustain asset growth and act as a cushion for losses. Capital protects depositors and the FDIC deposit insurance fund from potential losses and is a source of funds for the investments the Bank needs to remain competitive. Historically, capital has been generated principally from the retention of earnings.

     Overall capital adequacy is monitored on a day-to-day basis by the Bank's management and reported to the Bank's Board of Directors on a quarterly basis. The Bank's regulators measure capital adequacy by using a risk-based capital framework and by monitoring compliance with minimum leverage ratio guidelines. Under the risk-based capital standard, assets reported on the Bank's balance sheet and certain off-balance sheet items are assigned to risk categories, each of which is assigned a risk weight.

     This standard characterizes an institution's capital as being "Tier 1" capital (defined as principally comprising shareholders' equity) and "Tier 2" capital (defined as principally comprising the qualifying portion of the allowance for loan and lease losses ("ALLL")

     The minimum ratio of total risk-based capital to risk-adjusted assets, including certain off-balance sheet items, is 8%. At least one-half (4%) of the total risk-based capital is to be comprised of Tier 1 capital; the balance may consist of debt securities and a limited portion of the ALLL.

     The most recent notification by the Federal Reserve Bank of San Francisco categorized the Bank as "well capitalized." To be categorized as well capitalized, the Bank must meet the minimum ratios set forth below. There are no conditions or events since that notification that management believes have changed the Bank's classification.

     The following table sets forth the Bank's risk-based capital ratios as of the dates indicated.

                                                                                     For Bank to be well
                                         December 31, 2001     December 31, 2000         capitalized
                                        -------------------   -------------------   --------------------
Total Risk-Based Capital                        10.3%                 10.2%                 10.00%
Tier 1 Capital to Risk-Based Assets              9.2%                  9.1%                  6.00%
Tier 1 Capital to Average Assets                 7.8%                  6.8%                  5.00%
(Leverage ratio)

Prompt Corrective Action

     Prompt Corrective Action Regulations (the "PCA Regulations") of the federal bank regulatory agencies establish five capital categories in descending order (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized). Assignment of a bank to one of these classifications depends upon the institution's total risk-based capital ratio, Tier 1 risk-based capital ratio, and leverage ratio. Institutions classified in one of the three undercapitalized categories are subject to certain mandatory and discretionary super-visory actions, which include increased monitoring and review, implementation of capital restoration plans, asset growth restrictions, limitations upon expansion and new business activities, requirements to augment capital, restrictions upon deposit gathering and interest rates, replacement of senior executive officers and directors, and requiring divestiture or sale of the institution. The Bank has been classified as a well-capitalized bank since adoption of the PCA Regulations. Bancorp will not be subject to the PCA Regulations, but the Bank will continue to be subject to the PCA Regulations after the Merger.

Deposit Insurance Assessments.

     The Bank's deposit insurance by the FDIC was $18,565 for the year 2001; the Bank estimates that its deposit insurance assessment for 2002 will increase (but by an immaterial amount) due to its acquisition of an additional $22.4 million in deposits from California Bank & Trust. See "Recent Acquisition" above.

Limitations on Dividends

     Bancorp. Under California law, shareholders of Bancorp may receive dividends when and as declared by its Board of Directors out of funds legally available therefor. With certain exceptions, a California corporation may not pay a dividend to its shareholders unless its retained earnings equal at least the amount of the proposed dividend. California law further provides that, in the event that sufficient retained earnings are not available for the proposed distribution, a corporation may nevertheless make a distribution to its shareholders if it meets the following two generally stated conditions: (i) the corporation's assets equal at least 11/4 times its liabilities; and (ii) the corporation's current assets equal at least its current liabilities or, if the average of the corporation's earnings before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the corporation's interest expense for such fiscal years, then the corporation's current assets must equal at least 11/4 times its current liabilities.

     FRB policy prohibits a bank holding company from declaring or paying a cash dividend which would impose undue pressure on the capital of subsidiary banks or would be funded only through borrowings or other arrangements that might adversely affect the holding company's financial position. The policy further declares that a bank holding company should not continue its existing rate of cash dividends on its common stock unless its net income is sufficient to fully fund each dividend and its prospective rate of earnings retention appears consistent with its capital needs, asset quality and overall financial condition. Other FRB policies forbid the payment by the bank subsidiaries to their parent companies of management fees which are unreasonable in amount or exceed the fair market value of the services rendered (or, if no market exists, actual cost plus a reasonable profit).

     The Bank. The Bank's ability to pay dividends is subject to certain regulatory requirements. The California Financial Code restricts the total dividend payment of any bank in any calendar year to the lesser of (1) the bank's retained earnings or (2) the bank's net income for its last three fiscal years, less distributions made to shareholders' during the same three-year period. The Bank is also subject to similar restrictions imposed by Federal law. As of December 31, 2001, the Bank had $2,787,000 in retained earnings available for dividends to shareholders'.

Impact of Monetary Policies

     Banking is a business which depends on interest rate differentials. In general, the difference between the interest paid by the Bank on its deposits and other borrowings, and the interest rate earned by the Bank on loans, securities and other interest-earning assets comprises the major source of the Bank's earnings. The Bank's business is also affected by general economic conditions and by the monetary and fiscal policies of the United States. These policies influence, for example, the FRB's open market operations in U.S. government securities, the reserve requirements imposed upon commercial banks, the discount rates applicable to borrowings from the Federal Reserve System by member banks, and other similar matters which impact the growth of the Bank's loans, investments and deposits and the interest rates which the Bank charges and pays. The nature and timing of any future changes in such policies and their impact on the Bank cannot be predicted. In addition, adverse economic conditions could make a higher provision for loan losses a prudent course and could cause higher loan loss charge-offs, thus adversely affecting the Bank's net earnings.

Recent Legislation and Other Changes

     From time to time, legislation is enacted which has the effect of increasing the cost of doing business, limiting or expanding permissible activities or affecting the competitive balance between banks and other financial institutions. Proposals to change the laws and regulations governing the operations and taxation of banks and other financial institutions are frequently made in Congress, in the California legislature and before various bank regulatory agencies. Certain of the potentially significant changes which have been enacted recently and others which are currently under consideration by Congress or various regulatory agencies are discussed below.

     The Gramm-Leach-Bliley Act ("GLBA") was enacted in late 1999. GLBA, among other things, repeals the Glass-Steagall Act. The Glass-Steagall Act enacted in the depression era prohibited banks from affiliating with securities firms. In addition, GLBA allows for a new type of bank holding company under the Bank Holding Company Act. The new bank holding company will be allowed to engage in insurance and securities underwriting, merchant banking and insurance company portfolio investment activities. Prior to GLBA, bank holding companies were strictly limited in the amount of insurance and securities underwriting activities in which they may engage.

     GLBA also allows bank holding company companies to engage in any activity considered "financial" in nature or incidental to such financial activities. Under prior law, incidental activities are limited to those that are "banking" in nature or incidental to such banking activities.

     Financial activities include, as well as lending, providing insurance as an agent, broker or as principal, issuing annuities, underwriting, and dealing in or making a market in securities. All insurance activities that are to be conducted must be conducted in compliance with applicable state laws. In connection with insurance sales the United States Supreme Court case of Barnett Bank of Marion County N.A. v. Nelson, 116 S. Ct. 1103 (1996) is followed by GLBA, and GLBA further provides that "no state may, by statute, regulation, order, interpretation, or other action, prevent or significantly interfere with the ability of an insured depository institution, or a subsidiary or affiliate thereof, to engage, directly or indirectly, either by itself or in conjunction with a subsidiary, affiliate, or any other party, in any insurance sales, solicitation, or cross-marketing activity."

     The Community Reinvestment Act provisions in GLBA require that any new bank holding company that is formed meet the conditions that all of the company's insured depository institutions are well capitalized and well managed and received at least a satisfactory rating in the most recent Community Reinvestment Act examination.

     Other key aspects of GLBA include the following:

     o streamlining bank holding company supervision by defining the roles of the FRB and other federal and state regulators;

     o prohibiting FDIC assistance to affiliates and subsidiaries of banks and thrifts;

     o providing that securities activities conducted by a bank subsidiary will be subject to regulation by the Securities and Exchange Commission;

     o providing that insurance activities conducted by a bank subsidiary will be subject to regulation by the applicable state insurance authority;

     o replacing broker-dealer exemptions allowed to banks with limited exemptions;

     o adopting new privacy provisions which allow customers to "opt out" of sharing nonpublic personal information with nonaffiliated third parties, subject to certain exceptions;

     o requiring ATMs which impose a fee on noncustomers to disclose on the ATM screen the amount of the fee prior to a transaction becoming irrevocable on the ATM;

     o providing regulatory relief to smaller banks with less than $250 million in total assets with respect to the frequency of CRA examinations. The time between examinations may be as long as five years for small banks and savings and loans; and

     o    requiring plain language for federal banking agency regulations.

     The FRB and the Secretary of the Treasury in January 2001 jointly adopted a final rule governing merchant banking investments made by financial holding companies. The rule implements provisions of the Gramm-Leach-Bliley Act discussed below that permit financial holding companies to make investments as part of a bona fide securities underwriting or merchant or investment banking activity. The rule provides that a financial holding company may not, without FRB approval, directly or indirectly acquire any additional shares, assets or ownership interests or make any additional capital contribution to any company the shares, assets or ownership interests of which are held by the financial holding company subject to the rule if the aggregate carrying value of all merchant banking investments held by the financial holding company exceeds:

     o    30 percent of the Tier 1 capital of the financial holding company, or

     o after excluding interests in private equity funds, 20 percent of the Tier 1 capital of the financial holding company.

A separate final rule will establish the capital charge of merchant banking investments for the financial holding company.

It is impossible to predict what effect the above-mentioned legislation will have on the Bank and on the financial institutions industry in general. Moreover, it is likely that other bills affecting the business of banks may be introduced in the future by the United States Congress or California legislature.

                     CAPITAL STOCK OF BANCORP AND THE BANK

     Upon consummation of the Merger, the holders of Bank Common Stock will become shareholders of Bancorp and receive one share of Bancorp Common Stock for each of their shares of Bank Common Stock. Immediately following the Merger, the Bank's shareholders will hold all of the outstanding shares of Bancorp Common Stock and be the only shareholders of Bancorp. While the classes of authorized, and the number of outstanding, shares of stock are the same for Bank and Bancorp, there are certain differences under California law between the rights of shareholders of Bancorp as opposed to the Bank. Shareholders should consider carefully the differences in Bancorp Common Stock and Bank Common Stock under California law.

     Authorized Capital. The Bank currently has an authorized capitalization of 12,000,000 shares of no par value Common Stock and 2,000,000 shares of Preferred Stock. As of March 18, 2002, 806,437 shares of Bank Common Stock were issued and outstanding, 175,584 shares of Common Stock were reserved for issuance upon exercise of options pursuant to the Bank's 1987 and 1997 Plans, and no shares of Preferred Stock were outstanding.

     Bancorp currently has an authorized capitalization of 12,000,000 shares of no par value Common Stock and 2,000,000 shares of Preferred Stock. Of such authorized shares, 100 shares of Bancorp Common Stock are currently issued and outstanding (and will be repurchased by Bancorp upon consummation of the Merger).

     Pursuant to the terms of the Reorganization Agreement, Bancorp will issue 806,437 shares of its Common Stock in exchange for all of the outstanding shares of Bank Common Stock. An additional 86,575 shares of Bancorp Common Stock will be reserved for issuance pursuant to the 1987 and 1997 Plans to be assumed by Bancorp. See "THE MERGER--Conversion of Options." The balance of Bancorp's authorized capital stock will be available to be issued when and as the Board of Directors of Bancorp determines it advisable to do so. Such shares of capital stock could be issued for the purpose of raising additional capital, in connection with acquisitions of other businesses, or for other appropriate purposes. The Board of Directors of Bancorp has the authority to issue shares of Common Stock to the extent of the number of authorized unissued shares without obtaining the approval of existing holders of Common Stock. The issuance of additional shares of Bancorp Common Stock could adversely affect the voting power of holders of Common Stock.

     Voting Rights. Holders of Bank Common Stock are entitled to, and holders of Bancorp Common Stock will be entitled to, one vote for each share held, except that in the election of directors each shareholder has cumulative voting rights. See "GENERAL--Voting Securities."

     Assessment of Shares. The outstanding shares of Bank Common Stock are fully paid and nonassessable. The Common Stock of Bancorp is not subject to assessment, as its Articles of Incorporation do not confer upon its Board of Directors the authority to order such assessment.

     The Bank may not repurchase shares of its own capital stock except after application and receipt of specific approval by the Commissioner and the FRB. Consequently, if situations arose where the Board of Directors considered a repurchase of shares to be in the Bank's best interests, the Bank's ability to respond would be subject to such conditions. Assuming that the Bank continues to be well-capitalized, however (see "SUPERVISION AND REGULATION--Capital Adequacy" above), Bancorp under current regulations of the FRB would qualify to repurchase its shares without FRB or other regulatory approval, provided that Bancorp is "well-capitalized" both before and after any such repurchases, well-managed, and not the subject of any unresolved supervisory issues.

     Bylaws. The Bylaws of the Bank and of Bancorp are identical in all material respects (including with respect to the number of authorized directors), except with respect to provisions in the Bank's Bylaws required by the California Financial Code and applicable only to banks. The most significant difference is that the Commissioner may order the call of a meeting of the Board of Directors of the Bank, but neither the Superintendent nor any other regulatory authority has such authority with respect to Bancorp.

     Articles of Incorporation. The Articles of Incorporation of the Bank and Bancorp are substantially identical, except that the Bank's Articles of Incorporation authorize it to engage in the commercial banking business and Bancorp's Articles of Incorporation forbid it to engage in the banking or trust company business or the practice of a profession permitted to be incorporated under the California Corporations Code. Under California law, amendments to the Bank's Articles of Incorporation require the Commissioner's approval in addition to any shareholder approvals which may be required, and must be filed with the California Secretary of State before they may take effect. Amendments to Bancorp's Articles of Incorporation do not require the approval of the Commissioner or any other regulatory authority, although shareholder approval is required for certain amendments and all such amendments also must be filed with the California Secretary of State before they may take effect.

     Copies of the Articles of Incorporation of the Bank and Bancorp are available at the Bank's executive office at 1889 W. March Lane, Stockton, California 95207, to be inspected and copied during regular business hours by any interested shareholder.

     Applicability of Securities Laws. The securities of the Bank, unlike those of Bancorp, are exempt from the registration requirements of the 1933 Act and the California Corporate Securities Law of 1968, as amended (the "CSL"). The effect on the Bank of such exemptions is to allow the Bank to sell its securities without registration under such laws, although the Bank must obtain a permit from the Commissioner to offer and sell its securities otherwise than pursuant to employee stock option plans. In contrast to the Bank, the public sale by Bancorp of its securities must be registered under the 1933 Act and the CSL, unless an exemption from registration is available. The requirement that Bancorp register its securities for public sale could increase the cost of the sale of such securities.

     Dividends. The shareholders of the Bank are entitled to dividends when and as declared by the Bank's Board of Directors out of funds legally available therefor, subject to the restrictions set forth in the California Financial Code. See "SUPERVISION AND REGULATION--Limitations on Dividends." The shareholders of Bancorp will be entitled to receive dividends when and as declared by its Board of Directors, out of funds legally available therefor, subject to the restrictions set forth in the California General Corporation Law and applicable federal laws and regulations. See "SUPERVISION AND REGULATION--Limitations on Dividends."

     Subject to the restrictions on payment of cash dividends as described above, Bancorp may pay cash dividends depending upon the earnings of Bancorp, management's assessment of the future capital needs of the Bank, and other factors; however, no assurance can be given as to whether or when Bancorp may begin paying cash or stock dividends. Dividends from the Bank are the only source of funds available from which Bancorp in turn can pay dividends, except to the extent that Bancorp receives management fees for any management services it may provide to the Bank or engages in other permitted income-producing activities. The ability of the Bank to pay dividends to Bancorp is restricted by statute as described above. See "SUPERVISION AND REGULATION--Limitations on Dividends."

     Preemptive Rights. Holders of Bank Common Stock do not, and holders of Bancorp Common Stock will not, have preemptive rights. Bank Common Stock and Bancorp Common Stock do not have any conversion rights, redemption rights or sinking fund provisions applicable thereto.

     Liquidation Rights. Upon liquidation of the Bank, the shareholders of Bank Common Stock have the right to receive their pro rata portion of the assets of the Bank distributable to shareholders. The holders of Bancorp Common Stock will also be entitled to receive their pro rata share of the assets of Bancorp distributable to shareholders upon liquidation.

     Deregistration of Bank Common Stock. The Bank is subject to the periodic reporting requirements of the 1934 Act, and in accordance with that statute files reports and proxy statements with the FRB. After the Merger, the only shares of Bank Common Stock outstanding will be owned by Bancorp. Accordingly, after the Merger, the Bank will deregister its Common Stock and thereby terminate its obligations to file such reports and proxy statements with the FRB. Also after the Merger, there will no longer be any trading in Bank Common Stock. Bancorp Common Stock, however, will be traded in the over-the-counter market, and Bancorp will be subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and will file such reports with the Securities Exchange Commission. See "MARKET INFORMATION REGARDING THE BANK'S AND BANCORP'S COMMON STOCK."

                                INDEMNIFICATION

California Legislation

     The Bank and Bancorp are subject to the California General Corporation Law (the "CGCL"), which provides a detailed statutory framework covering limitation of liability of directors in certain instances and indemnification of any officer, director or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her service on behalf of such corporation.

     With respect to limitation of liability, the CGCL permits a California corporation to adopt a provision in its articles of incorporation reducing or eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the fiduciary duty of care, provided that such liability does not arise from certain proscribed conduct (including intentional misconduct and breach of the duty of loyalty). The CGCL in this regard relates only to actions brought by shareholders on behalf of the corporation (i.e., "derivative actions") and does not apply to claims brought by outside parties.

     With respect to indemnification, the CGCL provides that to the extent any officer, director or other agent of a corporation is successful "on the merits" in defense of any legal proceeding to which such person is a party or is threatened to be made a party by reason of his or her service on behalf of such corporation or in defense of any claim, issue, or matter therein, such agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, but does not require indemnification in any other circumstance. The CGCL also provides that a corporation may indemnify any agent of the corporation, including officers and directors, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of his or her services on behalf of the corporation, provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of such corporation. The CGCL further provides that in derivative suits a corporation may indemnify such a person against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. Indemnification is not available in derivative actions (i) for amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval or (ii) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification.

     The CGCL permits the advancing of expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon the giving of a promise to repay any such sums in the event it is later determined that such person is not entitled to be indemnified. Finally, the CGCL provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled, by bylaw, agreement or otherwise, to the extent additional rights are authorized in a corporation's articles of incorporation. The law further permits a corporation to procure insurance on behalf of its directors, officers and agents against any liability incurred by any such individual, even if a corporation would not otherwise have the power under applicable law to indemnify the director, officer or agent for such expenses.

     The Articles of Incorporation and Bylaws of the Bank and Bancorp implement the applicable statutory framework by limiting the personal liability of directors for monetary damages for a breach of a directors' fiduciary duty of care and allowing the Bank and Bancorp to expand the scope of their indemnification of directors, officers and other agents to the fullest extent permitted by California law. The Articles of the Bank and Bancorp, pursuant to the applicable provisions of the CGCL, also include a provision allowing the Bank and Bancorp to include in their bylaws, and in agreements between the Bank and Bancorp and their directors, officers and other agents, provisions expanding the scope of indemnification beyond that specifically provided under California law. The Bank has no such agreements in force, and no such agreements are planned for the directors, officers or other agents of Bancorp.

Directors' and Officers' Liability Insurance.

     The Bank presently maintains a policy of directors' and officers' liability insurance. There is no assurance, however, that such coverage will continue to be available with such breadth of coverage as the Bank deems advisable and at reasonable expense. It is intended that the coverage provided by the insurance be made available to the officers and directors of Bancorp after the Merger.

Commission Position on Indemnification

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling Bancorp pursuant to the foregoing provisions, Bancorp has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

                        INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Perry-Smith LLP ("Perry-Smith"), certified public accountants, serves the Bank as its auditors at the direction of the board of directors and Audit Committee of the Bank. It is anticipated that a representative of Perry-Smith will be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions.

     During 2001, the Bank paid Perry-Smith $12,700 in fees for non-audit services, including tax advice and preparation. This amount represented approximately 15.8% of the total fees paid to Perry-Smith during the period. Before each professional service provided by Perry-Smith was rendered to the Bank, such service was approved by, and its effect upon Perry-Smith's independence was considered by, the Audit Committee.

                            SHAREHOLDERS' PROPOSALS

     Next year's Annual Meeting of Shareholders of the Bank (and, if the Merger occurs, Bancorp), will be held on May 8, 2003. Any shareholder desiring to submit a proposal for action at the 2003 Annual Meeting of Shareholders which is desired to be presented in the Bank's (or Bancorp's) Proxy Statement with respect to such meeting, should mail such proposal by certified mail, return receipt requested, to Pacific State Bank, 1889 W. March Lane, Stockton, California 95207, Attention: Dr. Harold Hand, Chairman of the Board. All such proposals must be received by the Bank not later than January 8, 2003. Management of the Bank will have discretionary authority to vote proxies obtained by it in connection with any shareholder proposal not submitted on or before the deadline. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included, and other aspects, are regulated by the Securities Exchange Act of 1934, and regulations adopted thereunder.

                                 OTHER MATTERS

     Management is not aware of any other matters to come before the Meeting. If any other matter not mentioned in this Proxy Statement/Prospectus is brought before the Meeting, the persons named in this enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with the recommendations of management.

Stockton, California
April 15, 2002                                   PACIFIC STATE BANK

     A COPY OF THE BANK'S ANNUAL DISCLOSURE STATEMENT WILL BE MAILED FREE OF CHARGE TO ANY SHAREHOLDER UPON REQUEST. REQUESTS MAY BE MADE BY TELEPHONE AT
(209) 870-3200 OR BY LETTER ADDRESSED TO PACIFIC STATE BANK, 1889 W. MARCH LANE, STOCKTON, CALIFORNIA 95207.

                                                                     Appendix A

                            PLAN OF REORGANIZATION

                                      AND

                               MERGER AGREEMENT

                                     AMONG

                              PACIFIC STATE BANK,
                             PACIFIC STATE BANCORP
                                      AND
                            PSB MERGER CORPORATION

                                  MARCH, 2002

                  PLAN OF REORGANIZATION AND MERGER AGREEMENT

     This Plan of Reorganization and Merger Agreement (the "Merger Agreement") is entered into as of March 12, 2002 by and among Pacific State Bank (the "Bank"), PSB Merger Corporation (the "Subsidiary"), and Pacific State Bancorp (the "Holding Company").

                           RECITALS AND UNDERTAKINGS

     A. The Bank is a California state-chartered bank with its principal office in the City of Stockton, County of San Joaquin, State of California. The Subsidiary and the Holding Company are corporations duly organized and existing under the laws of the State of California with their principal offices in the City of Stockton, County of San Joaquin, State of California.

     B. As of the date hereof, the Bank has 12,000,000 shares of common stock and 2,000,000 shares of preferred stock authorized and 806,437 shares of common stock issued and outstanding and no shares of preferred stock issued or outstanding.

     C. As of the date hereof, the Subsidiary has 12,000,000 shares of common stock and 2,000,000 shares of preferred stock authorized. Immediately prior to the Effective Date (as such term is defined below), 100 shares of such common stock and no shares of preferred stock will be issued and outstanding, all of which shares will be owned by the Holding Company.

     D. As of the date hereof, the Holding Company has 12,000,000 shares of common stock and 2,000,000 shares of preferred stock authorized. Immediately prior to the Effective Date, 100 shares of the Holding Company's common stock and no shares of its preferred stock will be issued and outstanding.

     E. The Boards of Directors of the Bank, the Holding Company and the Subsidiary, respectively, have approved this Merger Agreement and authorized its execution.

                                   AGREEMENT

     Section 1. General

     1.1 The Merger. On the Effective Date, the Subsidiary shall be merged with and into the Bank, with the Bank being the surviving corporation. The Bank shall thereafter be a subsidiary of the Holding Company, and its name shall be "Pacific State Bank."

     1.2 Effective Date. The merger described herein shall become effective at the close of business on the day (the "Effective Date") upon which an executed counterpart of this Merger Agreement shall have been filed with the Secretary of State of the State of California in accordance with Section 1103 of the California General Corporation Law.

     1.3 Articles of Incorporation and Bylaws. On the Effective Date, the Articles of Incorporation of the Bank, as in effect immediately prior to the Effective Date, shall remain the Articles of Incorporation of the Bank until amended; the Bylaws of the Bank, as in effect immediately prior to the Effective Date, shall remain the Bylaws of the Bank until amended; the certificate of authority of the Bank issued by the Commissioner of Financial Institutions of the State of California shall remain the certificate of authority of the Bank; and the Bank's deposit insurance coverage by the Federal Deposit Insurance Corporation shall remain the deposit insurance of the Bank.

     1.4 Directors and Officers. On the Effective Date, the directors and officers of the Bank immediately prior to the Effective Date shall remain the directors and officers of the Bank. The directors of the Bank shall serve until the next annual meeting of shareholders of the Bank or until such time as their successors are elected and have been qualified.

   1.5 Effect of the Merger.

          (a) Assets and Rights. On the Effective Date and thereafter, all rights, privileges, franchises and property of the Subsidiary and all debts and liabilities due or to become due to the Subsidiary including choses in action and every interest or asset of conceivable value or benefit, shall be deemed fully and finally and without any right of reversion vested in the Bank without further act or deed; and the Bank shall have and hold the same in its own right as fully as the same was possessed and held by the Subsidiary.

          (b) Liabilities. On the Effective Date and thereafter, all debts, liabilities and obligations due or to become due of, and all claims and demands for any cause existing against, the Subsidiary shall be and become the debts, liabilities or obligations of, or the claims or demands against, the Bank in the same manner as if the Bank had itself incurred or become liable for them.

          (c) Creditors' Rights and Liens. On the Effective Date and thereafter, all rights of creditors of the Subsidiary and all liens upon the property of the Subsidiary shall be preserved unimpaired, and shall be limited to the property affected by such liens immediately prior to the Effective Date.

          (d) Pending Actions. On the Effective Date and thereafter, any action or proceeding pending by or against the Subsidiary shall not be deemed to have abated or been discontinued, but may be pursued to judgment with full right to appeal or review. Any such action or proceeding may be pursued as if the merger described herein had not occurred, or with the Bank substituted in place of the Subsidiary as the case may be.

     1.6 Further Assurances. The Subsidiary agrees that at any time, or from time to time, as and when requested by the Bank, or by its successors or assigns, it will execute and deliver, or cause to be executed and delivered, in its name by its last acting officers, or by the corresponding officers of the Bank, all such conveyances, assignments, transfers, deeds and other instruments, and will take or cause to be taken such further or other action as the Bank, or its successors or assigns, may deem necessary or desirable in order to carry out the vesting, perfecting, confirming, assignment, devolution or other transfer of the interests, property, privileges, powers, immunities, franchises and other rights transferred to the Bank in this Section 1, or otherwise to carry out the intent and purposes of this Merger Agreement.

     Section 2. Stock

     2.1 Stock of the Subsidiary. On the Effective Date, each share of common stock of the Subsidiary issued and outstanding immediately prior to the Effective Date shall, by virtue of the merger described herein, be deemed to be exchanged for and converted into one share of fully paid and nonassessable common stock of the Bank.

     2.2 Stock of the Holding Company. On the Effective Date, each share of common stock of the Holding Company issued and outstanding immediately prior to the Effective Date shall be repurchased by the Holding Company for the amount paid for such shares upon their original issuance.

     2.3 Stock of the Bank. On the Effective Date, each share of common stock of the Bank issued and outstanding immediately prior to the Effective Date shall, by virtue of the merger described herein, be deemed to be exchanged for and converted into one share of fully paid and nonassessable common stock of the Holding Company, in accordance with the provisions of Paragraph 2.4 hereof.

     2.4 Exchange of Stock by Shareholders of the Bank. On the Effective Date or as soon as practicable thereafter, the following actions shall be taken to effectuate the exchange and conversion specified in Paragraph 2.3 hereof:

          (a) The shareholders of the Bank of record immediately prior to the Effective Date shall be allocated and entitled to receive for each share of common stock of the Bank then held by them respectively one share of common stock of the Holding Company.

          (b) Subject to the provisions of Paragraph 2.4(c) hereof, the Holding Company shall issue to the shareholders of the Bank the shares of common stock of the Holding Company which said shareholders are entitled to receive.

          (c) Thereafter, outstanding certificates representing shares of common stock of the Bank shall represent shares of the common stock of the Holding Company, and such certificates may, but need not, be exchanged by the holders thereof for new certificates for the appropriate number of shares of the Holding Company.

   2.5 Other Rights to Stock.

          (a) On the Effective Date and thereafter, the Bank's 1997 Stock Option Plan shall be administered in an appropriate manner to reflect the merger described herein; any outstanding options to purchase shares of common stock of the Bank shall be deemed to be options granted by the Holding Company upon the same terms and conditions, except that appropriate adjustments shall be deemed to be made to such terms and conditions to reflect the merger described herein; and any options thereafter granted pursuant to the 1997 Stock Option Plan, shall be deemed to be options granted by the Holding Company.

          (b) From time to time as and when required by the provisions of any agreement to which the Bank or the Holding Company shall become a party after the date hereof that provides for the issuance of shares of common stock or other securities, either debt or equity, of the Bank or the Holding Company in connection with a merger into the Bank of any other banking institution or the acquisition by the Bank of the assets or stock of any other banking institution or other corporation, the Holding Company shall issue in accordance with the terms of any such agreement shares of its common stock or other debt or equity securities as required by such agreement or in substitution for the shares of common stock or other debt or equity securities of the Bank required to be issued by such agreement, as the case may be, which the shareholders of any other such banking institution or other corporation shall be entitled to receive by virtue of any such agreement.

     Section 3. Approvals

     3.1 Shareholder Approval. This Merger Agreement shall be submitted to the shareholder(s) of the Holding Company, the Subsidiary and the Bank for ratification and confirmation to the extent required by, and in accordance with, applicable provisions of law.

     3.2 Regulatory Approvals. Each of the parties hereto shall proceed expeditiously and cooperate fully in procuring all other consents and approvals, and in satisfying all other requirements, prescribed by law or otherwise, necessary or desirable for the merger described herein to be consummated, including without limitation the consents and approvals referred to in Paragraphs 4.1(b), 4.1(c) and 4.1(d) hereof.

     Section 4. Conditions Precedent, Termination and Payment of Expenses

     4.1 Conditions Precedent to the Merger. Consummation of the merger described herein is conditioned upon the following:

          (a) Approval of this Merger Agreement by the shareholders of the Holding Company, the Subsidiary and the Bank in accordance with applicable provisions of law;

          (b) Procuring all other consents and approvals and satisfying all other requirements, prescribed by law or otherwise, which are necessary for the merger described herein to be consummated, including without limitation: (i) approval of the Federal Deposit Insurance Corporation, the Commissioner of Financial Institutions of the State of California, and the Board of Governors of the Federal Reserve System; (ii) qualification (or exemption from qualification) by the California Commissioner of Corporations under the California Corporate Securities Law of 1968, and securities administrators of other applicable jurisdictions, with respect to the securities of the Holding Company to be issued upon consummation of the merger, and (iii) the declaration by the Securities and Exchange Commission of the effectiveness of a registration statement under the Securities Act of 1933 with respect to the securities of the Holding Company to be issued upon consummation of the merger or the automatic effectiveness of such registration statement;

          (c) Receipt (unless waived by each of the parties hereto) of an opinion of counsel and/or accountants with respect to the tax consequences to the parties and their shareholders of the merger described herein;

          (d) Procuring all consents or approvals, governmental or otherwise, which in the opinion of counsel for the Bank are or may be necessary to permit or to enable the Bank to conduct, upon and after the merger described herein, all or any part of the businesses and other activities that the Bank engages in immediately prior to such merger, in the same manner and to the same extent that the Bank engaged in such businesses and other activities immediately prior to such merger; and

          (e) Performance by each of the parties hereto of all obligations under this Merger Agreement which are to be performed prior to the consummation of the merger described herein.

     4.2 Termination of the Merger. In the event that any condition specified in Paragraph 4.1 hereof cannot be fulfilled, or prior to the Effective Date the Board of Directors of any of the parties hereto reaches any of the following determinations:

          (a) The number of shares of common stock of the Bank voting against the merger described herein makes consummation of such merger inadvisable; or

          (b) Any action, suit, proceeding or claim relating to the merger described herein, whether initiated or threatened, makes consummation of such merger inadvisable; or

          (c) Consummation of the merger described herein is inadvisable for any other reason; then this Merger Agreement shall terminate. Upon termination, this Merger Agreement shall be void and have no further effect, and there shall be no liability by reason of this Merger Agreement or the termination hereof on the part of any of the parties hereto or their respective directors, officers, employees, agents or shareholders.

     4.3 Expenses of the Merger. All of the expenses of the merger described herein, including without limitation filing fees, printing costs, mailing costs, accountant's fees and legal fees, shall be apportioned and adjusted between the Bank and the Holding Company as shall be required by applicable law, regulation or rules of accounting, provided that, nothing herein shall forbid the Bank from paying (after consummation of the merger) any dividend to the Holding Company which the Holding Company may use for the payment of any such expenses.

     IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                             PACIFIC STATE BANK

                              By:            /s/ Steven A. Rosso
                                   --------------------------------------
                                       Steven A. Rosso, President and
                                           Chief Executive Officer

                              By:          /s/ Steven J. Kikuchi
                                   --------------------------------------
                                        Steven J. Kikuchi, Secretary

                                           PSB MERGER CORPORATION

                              By:           /s/ Steven A. Rosso
                                   --------------------------------------
                                    Steven A. Rosso, President and Chief
                                             Executive Officer

                              By:          /s/ Steven J. Kikuchi
                                   --------------------------------------
                                        Steven J. Kikuchi, Secretary

                                           PACIFIC STATE BANCORP

                              By:           /s/ Steven A. Rosso
                                   --------------------------------------
                                    Steven A. Rosso, President and Chief
                                             Executive Officer

                              By:           /s/ Steven J. Kikuchi
                                   --------------------------------------
                                        Steven J. Kikuchi, Secretary

                                                               Please mark
                                                               your votes as |X|
                                                               indicated in
                                                               this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" APPROVAL OF THE REORGANIZATION AGREEMENT. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" APPROVAL OF THE REORGANIZATION AGREEMENT.

1.   To elect as Directors the nominees set forth below.

              FOR                          WITHHOLD
         all nominees                     AUTHORITY
      listed to the right              to vote for all
     (except as marked to                  nominees
      the contrary below)             listed to the right
              |_|                            |_|

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

01 Michael L. Dalton     04 Steven A. Rosso     08 Kathleen Verner
02 Yosh Mataga           05 Harold Hand         09 Steven J. Kikuchi
03 Maxwell M.            06 Gary A. Stewart     10 Philip B. Wallace
Freeman                  07 Patricia Ann Hatton

2. To approve a Plan of Reorganization and Merger Agreement, dated as of March 12, 2002 (the "Reorganization Agreement"), by and among the Bank, Bancorp FOR AGAINST ABSTAIN and PSB Merger Corporation, a wholly-owned subsidiary of Bancorp (the "Subsidiary"), and all transactions contemplated thereby, including the merger of the Subsidiary with and into the Bank, pursuant to which the Bank will become the wholly-owned subsidiary of Bancorp.

               FOR                   AGAINST                ABSTAIN
               |_|                     |_|                    |_|

3. In their discretion, to transact such other business as may properly come before the meeting.

By checking the box to the right, I consent to future delivery of       |_|
annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services
LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

                                     I PLAN TO ATTEND THE MEETING       |_|


Dated:                                                                    , 2002
      --------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    Signature

--------------------------------------------------------------------------------
                            Signature if held jointly

Please date and sign exactly as your name(s) appears. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign.
WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE.

           THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF
               DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

                                                                 REVOCABLE PROXY
                               PACIFIC STATE BANK

                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 9, 2002

     The undersigned holder of Common Stock, revoking any Proxy heretofore given, hereby constitutes and appoints Steven A. Rosso and Steven J. Kikuchi and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of Common Stock of Pacific State Bank, a California banking corporation, standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of Pacific State Bank, to be held Thursday, May 9, 2002, at the main office of the Bank, 6 South El Dorado Street, Stockton, California at 4:30 p.m. or at any adjournments thereof, upon the following items and to vote according to their discretion on all other matters which may be properly presented for action at the meeting or any postponements or adjournments thereof.


           THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF
               DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.


                               (See Reverse Side)

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                           /\ FOLD AND DETACH HERE /\